PURCHASE AND SALE AGREEMENT

                                AMONG

                        POLAROID CORPORATION,

                         SDI HOLDING CORP.,

                  STERLING DIAGNOSTIC IMAGING, INC.

                                AND

                  STERLING DRY IMAGING SYSTEMS, INC.

=========================================================================

                          TABLE OF CONTENTS

                     PURCHASE AND SALE AGREEMENT



     ARTICLE 1 - DEFINITIONS....................................1

     ARTICLE 2 - ASSETS.........................................8
     2.01  Equipment Assets.....................................9
     2.02  Film Assets..........................................9

     ARTICLE 3 - PURCHASE PRICE, ADDITIONAL INVESTMENT
         AND MISCELLANEOUS EXPENSES............................10
     3.01  Assumption of Liabilities...........................10
     3.02  Excluded Liabilities................................10
     3.03  Purchase Price......................................10
     3.04  Initial Inventory Value.............................11
     3.05  Post-Closing Purchase Price Adjustment..............11
     3.06  Additional Equity Investments.......................13
     3.07  Sales, Use, Transfer and Similar Taxes and Charges..13
     3.08  Purchase Price Adjustment...........................14

     ARTICLE 4 - SELLER'S REPRESENTATIONS AND WARRANTIES ......15
     4.01  Organization; Good Standing.........................15
     4.02  No Conflict with Other Instruments or Agreements....15
     4.03  Authorization; Binding Effect.......................15
     4.04  Litigation and Investigations.......................16
     4.05  Title to Property...................................16
     4.06  Contracts and Other Agreements and Instruments......16
     4.07  Compliance with Laws; Governmental Consents.........17
     4.08  Brokers or Finders..................................17
     4.09  Labor and Employment Matters........................17
     4.10  Completeness of Certain Assets......................17
     4.11  Maintenance.........................................17
     4.12  Requested Financial Statements......................18
     4.13  Securities Matters..................................18
     4.14  Employee Benefits...................................19
     4.15  Investment Company; Public Utility..................19
     4.16  No Other Representations and Warranties.............19

     ARTICLE 5 - REPRESENTATIONS AND WARRANTIES OF BUYER,
        STERLING AND PARENT....................................20
     5.01  Representations and Warranties Regarding Buyer......20
     5.02  Representations and Warranties Regarding Sterling...22
     5.03  Representations and Warranties Regarding Parent.....24
     5.04  No Other Representations and Warranties.............27

     ARTICLE 6 - INDEMNITY BY BUYER, STERLING AND PARENT.......28

     ARTICLE 7 - SELLER'S INDEMNITY............................28

     ARTICLE 8 - INTERIM PERIOD................................29
     8.01  Access..............................................29
     8.02  Operate Assets in Ordinary Course...................29
     8.03  No Material Change or Material
              Commitments as to Assets.........................30
     8.04  Efforts to Preserve Relationships and Organization..31
     8.05  Publicity...........................................31
     8.06  Work Diligently Towards Closing.....................31
     8.07  Standstill..........................................31
     8.08  Requested Financial Statements......................32
     8.09  Risk of Loss........................................32
     8.10  Notification........................................33
     8.11  Waiver..............................................33
     8.12  Other Agreements....................................33

     ARTICLE 9 - EMPLOYEE BENEFIT MATTERS......................33
     9.01  Offer of Employment.................................33
     9.02  Service Under Buyer's Plans.........................34
     9.03  Welfare Benefits....................................34
     9.04  Pension Benefits....................................35
     9.05  Workers' Compensation...............................35
     9.06  Discharge of Employee Benefits Obligations..........36
     9.07  Wage Reporting......................................36
     9.08  Vacation............................................36
     9.09  Severance...........................................36
     9.10  Employee Rights.....................................37

     ARTICLE 10 - CONSENTS.....................................37
     10.01  Consents...........................................37
     10.02  Efforts............................................37

     ARTICLE 11 - CLOSING......................................37
     11.01  Place and Date of Closing..........................37
     11.02  Deliveries at Closing..............................38
     11.03  Seller Deliveries At Closing.......................39

     ARTICLE 12 - CONDITIONS TO CLOSING........................39
     12.01  Seller.............................................39
     12.02  Buyer, Sterling and Parent.........................40

     ARTICLE 13 - POST CLOSING ................................42
     13.01  Receivables........................................42
     13.02  Records............................................43
     13.03  Delivery of Transferred Employee Records...........43
     13.04  Cooperation in Litigation..........................43
     13.05  Non Competition....................................44
     13.06  Buyer Debt.........................................45
     13.07  Confidentiality....................................45

     ARTICLE 14 - BULK SALES ACT...............................46

     ARTICLE 15 - SURVIVAL, REMEDIES AND PROCEDURE
          FOR INDEMNIFICATION..................................46
     15.01  Period for Taking Action...........................46
     15.02  Claims.............................................47
     15.03  Limit..............................................47
     15.04  Not a Release of Other Obligations.................47
     15.05  Procedure..........................................48

     ARTICLE 16 - RIGHT OF TERMINATION.........................48
     16.01  Grounds for Termination............................48
     16.02  Effects of Termination.............................48

     ARTICLE 17 - MISCELLANEOUS................................49
     17.01  Press Release......................................49
     17.02  Fees...............................................49
     17.03  Amendments.........................................49

     17.04  Successors.........................................49
     17.05  Non-Waiver of Remedy...............................50
     17.06  Notices............................................51
     17.07  Governing Law and Jurisdiction.....................52
     17.08  Limitations on Damages.............................53
     17.09  Schedules and Exhibits.............................53
     17.10  Further Assurances.................................53
     17.11  Entire Agreement...................................53
     17.12  Modification and Severability......................53
     17.13  Definition of Knowledge............................54
     17.14  Headings...........................................54
     17.15  Counterparts.......................................54

                        Schedules
                        ---------

     Schedule 1.29            Equipment Permits
     Schedule 2.01(a)         Equipment Machinery and Equipment
     Schedule 2.01(b)         Off-site Items
     Schedule 2.01(d)         Inventory
     Schedule 2.01(e)         Rights and Obligations
     Schedule 2.02            Film Assets
     Schedule 4.04            Litigation and Investigations
     Schedule 4.05            Liens
     Schedule 4.07(b)         Compliance with Laws; Governmental Consents
     Schedule 4.10            Completeness of Assets
     Schedule 5.01(f)(i)      Buyer's Proceedings
     Schedule 5.02(d)(ii)     Liens
     Schedule 5.02(e)(i)      Sterling's Proceedings
     Schedule 5.02(e)(ii)     Governmental Consents
     Schedule 5.03(c)(i)      Stockholders with Greater than 5% Ownership
     Schedule 5.03(c)(ii)     Outstanding Options
     Schedule 5.03(f)(i)      Parent's Proceedings
     Schedule 12.02(j)        Core Employees
     Schedule 12.02(m)        Contracts to be Reviewed by Buyer
     Schedule 13.05           Permitted Competition


                       Exhibits
                       --------

     Exhibit A           Subscription Agreement
     Exhibit B           Intellectual Property Rights Agreement
     Exhibit C           Film Supply Agreement
     Exhibit D           Laser Diode Supply Agreement
     Exhibit E           Exclusive Sales Agency Agreement
     Exhibit F           Transitional Services Agreement
     Exhibit G           Technology, Research and Development Agreement

                ASSET PURCHASE AND SALE AGREEMENT
                ---------------------------------


     This Purchase and Sale Agreement dated October 30, 1996, is by and among Polaroid Corporation, a Delaware corporation, with its principal place of business at 549 Technology Square, Cambridge, Massachusetts 02139 ("Seller"), SDI Holding Corp., a Delaware Corporation, with its principal place of business at Glasgow Business Community, Building 600, Route 896, Newark, Delaware 19702 ("Parent"), Sterling Diagnostic Imaging, Inc., a wholly-owned subsidiary of Parent and a Delaware corporation, with its principal place of business at Glasgow Business Community, Building 600, Route 896, Newark, Delaware 19702 ("Sterling"), and Sterling Dry Imaging Systems, Inc., a wholly-owned subsidiary of Sterling and a Delaware corporation with its principal place of business at Glasgow Business Community, Building 600, Route 896, Newark, Delaware 19702 ("Buyer").

                   W I T N E S S E T H, That:
                   - - - - - - - - - -

          WHEREAS, Seller and its Subsidiaries own, operate and maintain the Assets (as that term is defined in Section 1.05); and

          WHEREAS, Buyer, Sterling and Parent desire that Buyer purchase the Assets, and Seller desires to sell and to cause its Subsidiaries to sell the Assets;

          NOW, THEREFORE, subject to the terms, conditions, covenants and provisions of this Agreement and in reliance on the representations, warranties and covenants contained in this Agreement, Seller, Buyer, Sterling, and Parent mutually covenant and agree as follows:


                             ARTICLE 1

                            DEFINITIONS
                            -----------

     As used in this Agreement, the following terms have the following meanings:

     1.1 "Acts" has the meaning ascribed in Section 4.13 of this Agreement.

     1.2 "Actual Inventory Value" has the meaning ascribed in Section 3.05(c) of this Agreement.

     1.3 "Affiliate" means with respect to a specified entity, an entity that directly, or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with the entity specified.

     1.4 "Agreement" means this Purchase and Sale Agreement together with all its Schedules and Exhibits.

     1.5  "Assets" has the meaning ascribed in Article 2 of this Agreement.

     1.6 "Assumed Liabilities" has the meaning ascribed in Section 3.01 of this Agreement.

     1.7 "Business of Parent" means the worldwide business of Parent and its Subsidiaries involving the research, development, manufacture, marketing, distribution, sale to customers and service and support of products for use in medical diagnostic imaging modalities which consist of radiography, computed tomography, magnetic resonance imaging, ultrasound, nuclear medicine, cardiology, direct radiography, computed radiography, positron emission tomography imaging, digital Radiography + Fluoroscopy, digital subtraction angiography, digital image transmission, digital image archive and digital image display. Such products include, but are not limited to any of the following for use in such modalities:

               - printers, media and associated supplies for the hard copy output of digital images;
               - silver halide coated films, light emitting fluorescent screens, cassettes and accessories for the capture and display of x-ray images;
               - specialty films for cinematic recording, duplication, subtraction, subtraction printing, video recording or other similar applications;
               - processing chemicals and processing equipment used in conjunction with silver halide coated films; and
               - electronic systems for the capture, manipulation, display, communication and archive of digital images and related information.

     1.8 "Buyer" has the meaning ascribed in the first paragraph of this Agreement.

     1.9 "Buyer Common Stock" has the meaning ascribed in Section 3.03(a) of this Agreement.

     1.10 "Buyer Indemnified Parties" has the meaning ascribed in Article 7 of this Agreement.

     1.11 "Buyer Medical Plans" has the meaning ascribed in Section 9.03(c) of this Agreement.

     1.12 "Buyer's Pension Plan" has the meaning ascribed in Section 9.08(b) of this Agreement.

     1.13 "Buyer Preferred Stock" has the meaning ascribed in Section 3.06(a) of this Agreement.

     1.14 "Buyer Related Documents" has the meaning ascribed in Section 11.02(d) of this Agreement.

     1.15 "Buyer's Statement" has the meaning ascribed in Section 3.05(a) of this Agreement.

     1.16 "Buyer Welfare Plans" has the meaning ascribed in Section 9.03(a) of this Agreement.

     1.17 "Closing" has the meaning ascribed in Section 11.01 of this Agreement.

     1.18 "Closing Date" means the date on which Closing occurs.

     1.19 "Code" means the Internal Revenue Code of 1986, as amended, and corresponding provisions of any subsequent federal revenue act.

     1.20 "Confidential Material" has the meaning ascribed in Section 8.01(a) of this Agreement.

     1.21 "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and operating policies of the entity in respect of which the determination is being made, through the ownership of voting securities, contract, voting trust or otherwise.

     1.22 "Contracts" means the Equipment Contracts and the Film Contracts.

     1.23 "Core Employees" has the meaning ascribed in Section 12.02(j) of this Agreement.

     1.24 "Employee List" has the meaning ascribed in Section 9.01 of this Agreement.

     1.25 "Equipment Assets" has the meaning ascribed in Section 2.01 of this Agreement.

     1.26 "Equipment Contracts" has the meaning ascribed in Section 2.01 of this Agreement.

     1.27 "Equipment Intellectual Property Rights" has the meaning ascribed in Intellectual Property Rights Agreement.

     1.28 "Equipment Machinery and Equipment" has the meaning ascribed in
Section 2.01 of this Agreement.

     1.29 "Equipment Permits" means all rights in and to product registrations and approvals and other rights granted by Governmental Authorities used primarily with respect to the Equipment Product Line and listed on Schedule 1.29.

     1.30 "Equipment Product Lines" means Seller's Laser Imagers product lines and the services related thereto.

     1.31 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     1.32 "Estimated Initial Inventory Value" has the meaning ascribed in
Section 3.04 of this Agreement.

     1.33 "Exchange Act" has the meaning ascribed in Section 8.08 of this Agreement.

     1.34 "Excluded Assets" means all real, personal and intangible property of Seller not included in the Assets, including, without limitation, the Laser Diode Assets.

     1.35 "Excluded Liabilities" has the meaning ascribed in Section 3.02 of this Agreement.

     1.36 "Exclusive Sales Agency Agreement" has the meaning ascribed in
Section 11.02(d) of this Agreement.

     1.37 "Facilities" shall mean the facilities of Seller and its Subsidiaries that are used in or relating to the Assets, including, without limitation, Seller's facility located in Newton, Massachusetts.

     1.38 "Film Assets" has the meaning ascribed in Section 2.02 of this Agreement.

     1.39 "Film Contracts" has the meaning ascribed in Section 2.02 of this Agreement.

     1.40 "Film Intellectual Property Rights" has the meaning ascribed in the Intellectual Property Rights Agreement.

     1.41 "Film Supply Agreement" has the meaning ascribed in Section 11.02(d) of this Agreement.

     1.42 "GAAP" means United States generally accepted accounting principles.

     1.43 "Governmental Authorities" has the meaning ascribed in Section
4.04 of this Agreement.

     1.44 "H-S-R Filing" means a filing required by a Governmental Authority under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

     1.45 "Indemnified Party" has the meaning ascribed in Section 15.05 of this Agreement.

     1.46 "Indemnifier's Basket" has the meaning ascribed in Section 15.02 of this Agreement.

     1.47 "Indemnifying Party" has the meaning ascribed in Section 15.05 of this Agreement.

     1.48 "Initial Inventory Value" has the meaning ascribed in
Section 3.04 of this Agreement.

     1.49 "Intellectual Property Rights" means the Equipment Intellectual Property Rights and the Film Intellectual Property Rights.

     1.50 "Intellectual Property Rights Agreement" has the meaning ascribed in Section 11.02(d) of this Agreement.

     1.51 "Inventory" has the meaning ascribed in Section 2.01 of this Agreement.

     1.52 "Inventory Value" means the book value of the Inventory determined in accordance with GAAP and Seller's standard costing basis.

     1.53 "Laser Diode Assets" means any and all assets of Seller and Seller's Affiliates that are used exclusively in the manufacture of the laser diode component of Laser Imagers.

     1.54 "Laser Diode Supply Agreement" has the meaning ascribed in
Section 11.02(d) of this Agreement.

     1.55 "Laser Films" means films manufactured and sold by Seller that are intended for exposure by lasers and used for medical diagnostic imaging applications.

     1.56 "Laser Imagers" means devices manufactured and sold by Seller containing lasers that are intended for exposure of Laser Films and that contain software customized for producing an exposed piece of Laser Films, including, without limitation, Seller's Helios 810 laser imager system, Helios 1417 laser imager system and all accessories and peripherals related thereto.

     1.57 "Liens" has the meaning ascribed in Section 4.05 of this Agreement.

     1.58 "Losses" has the meaning ascribed in Article 6 of this Agreement.

     1.59 "Material" means having an actual or potential economic impact of at least $50,000.

     1.60 "Option Acquisition Agreement"  has the meaning ascribed in
Section 3.06(d) of this Agreement.

     1.61 "Option Stock" has the meaning ascribed in Section 4.13 of this Agreement.

     1.62 "Parent" has the meaning ascribed in the first paragraph of this Agreement.

     1.63 "Parent Common Stock" has the meaning ascribed in Section 3.06(c) of this Agreement.

     1.64 "Parent Preferred Stock" has the meaning ascribed in Section 3.06(b) of this Agreement.

     1.65 "Parent Stockholder Options" has the meaning ascribed in Section 3.06(d) of this Agreement.

     1.66 "Party" means either Seller, Buyer, Sterling or Parent.

     1.67 "Parties" means Seller, Buyer, Sterling and Parent.

     1.68 "Person" means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     1.69 "Preliminary Statement" has the meaning ascribed in Section 3.05(a) of this Agreement.

     1.70 "Proceedings" has the meaning ascribed in Section 4.04 of this Agreement.

     1.71 "Purchase Price" has the meaning ascribed in Section 3.03(a) of this Agreement.

     1.72 "Receivables" means the trade accounts receivable arising from the Equipment Product Lines or the sale of Laser Films and includes receivables from the sale of equipment with extended terms.

     1.73 "Related Documents" means the Buyer Related Documents and the Seller Related Documents.

     1.74 "Requested Financial Statements" has the meaning ascribed in
Section 8.08 of this Agreement.

     1.75 "SEC" has the meaning ascribed in Section 8.08 of this Agreement.

     1.76 "Securities" has the meaning ascribed in Section 4.13 of this Agreement.

     1.77 "Seller" has the meaning ascribed in the first paragraph of this Agreement.

     1.78 "Seller Indemnified Parties" has the meaning ascribed in Article 6 of this Agreement.

     1.79 "Seller Pension Plans" has the meaning ascribed in Section 9.08(a) of this Agreement.

     1.80 "Seller Qualified Plans" has the meaning ascribed in Section 4.14(b) of this Agreement.

     1.81 "Seller Related Documents" has the meaning ascribed in Section 11.03(c) of this Agreement.

     1.82 "Seller Welfare Plans" has the meaning ascribed in Section 9.03(a) of this Agreement.

     1.83 "Sterling" has the meaning ascribed in the first paragraph of this Agreement.

     1.84 "Subscription Agreement" has the meaning ascribed in Section 3.06(a) of this Agreement.

     1.85 "Subsidiary" of any Person means any corporation, limited liability company, limited and general partnership, association, joint-stock company or business trust ("Corporation") of which at the time of the determination such Person, directly and/or indirectly, through one or more other Persons, owns more than 50% of the voting stock of or equity interest in such Corporation.

     1.86 "Taxes" means all income, gross receipts, profits, franchise, sales, use, occupation, property, ad valorem, capital, wealth, environmental, employment, severance, production, excise, stamp, transfer, workers' compensation, social security, withholding or similar taxes, motor vehicle registration fees, customs or import duties and all other taxes or governmental fees or charges of any nature whatsoever and however denominated, including estimated payments or deposits thereof, imposed by any Governmental Authorities, together with any interest, additions or penalties with respect thereto.

     1.87 "Technology, Research and Development Agreement" has the meaning ascribed in Section 11.02(d) of this Agreement.

     1.88 "Termination Date" has the meaning ascribed in Section 16.01(b) of this Agreement.

     1.89 "Third Party Claim" has the meaning ascribed in Section 15.05 in this Agreement.

     1.90 "Transfer Charges" has the meaning ascribed in Section 3.07 of this Agreement.

     1.91 "Transferred Employees" has the meaning ascribed in Section 9.01 of the Agreement.

     1.92 "Transitional Services Agreement" has the meaning ascribed in
Section 11.02(d) of this Agreement.

     1.93 All dollar amounts set forth herein are expressed in United States currency.



                             ARTICLE 2

                              ASSETS
                              ------

     Upon the terms and subject to the conditions contained in this Agreement, Seller agrees to grant, sell, convey, assign, transfer and deliver or, if applicable, cause its Subsidiaries to grant, sell, convey, assign, transfer and deliver unto Buyer, and Buyer agrees to purchase, accept and take delivery of, unless otherwise expressly set forth herein, the following assets, unless otherwise indicated herein (hereinafter collectively referred to as the "Assets"):

     2.01 Equipment Assets. The assets, other than Laser Diode Assets, used primarily with respect to the Equipment Product Lines (hereinafter collectively referred to as the "Equipment Assets") including (a) the manufacturing equipment, manufacturing procedures, drawings and designs, bills of materials, tools, laboratory equipment, research items, computer hardware and other related equipment (the "Equipment Machinery and Equipment") described in Schedule 2.01(a) attached hereto, (b) except for the items disclosed in Schedule 2.01(d), which shall be considered Inventory, finished equipment, spare parts, service parts, and supplies (other than Inventory) at customer locations or in the possession of sales and service personnel to which Seller has retained title, wherever located, as set forth on Schedule 2.01(b), (c) except those not assignable under applicable law, the Equipment Permits, (d) the inventories of raw materials, feedstocks, stores, work in process, finished goods, spare parts, service parts, supplies and packaging materials held for use or generated with respect to the Equipment Product Lines, wherever located, including, without limitation, that set forth as Schedule 2.01(d) (the "Inventory"), (e) all rights and obligations under sales orders and contracts, purchase orders and contracts, distribution agreements, customer agreements, supply agreements, service agreements, development agreements, consulting agreements and other contracts or agreements (other than those relating to Equipment Intellectual Property Rights) described in Schedule 2.01(e), and all rights under express or implied representations and warranties from providers of goods or services with respect to the Equipment Product Lines (the "Contracts"), and (f) the rights delineated in the Intellectual Property Rights Agreement regarding the Equipment Intellectual Property Rights.

     2.02 Film Assets. The following assets (hereinafter collectively referred to as the "Film Assets"): (a) all rights and obligations under sales orders and contracts, distribution agreements, marketing related consulting agreements and customer agreements (other than those relating to Film Intellectual Property Rights) described in Schedule 2.02, (the "Film Contracts") and (b) the rights delineated in the Intellectual Property Rights Agreement related to the Film Intellectual Property Rights.

                             ARTICLE 3

PURCHASE PRICE, ADDITIONAL INVESTMENT AND MISCELLANEOUS EXPENSES
-----------------------------------------------------------------

     Subject to the terms and conditions of this Agreement, in consideration of the sale, conveyance, assignment, transfer and delivery by Seller and its Subsidiaries, of the Assets to Buyer, Buyer, Sterling, Parent and Seller agree as follows:

     3.1 Assumption of Liabilities. Except as provided in Section 3.02, Buyer shall assume and agree to pay, discharge and perform when due all obligations (whether known or unknown, fixed or contingent) to the extent (but only to the extent) that they relate to events or conditions arising after the Closing under the Contracts assigned by Seller or its Subsidiaries to Buyer in accordance with this Agreement (the "Assumed Liabilities"), including, but not limited to, (i) obligations to sell products and equipment under such Contracts, (ii) warranty obligations under such Contracts with respect to goods sold or services rendered under such Contracts, and (iii) obligations to service equipment purchased or leased from Buyer after the Closing Date, unless a Contract is terminated by the other party thereto due to an improper assignment by Seller; provided that, upon receipt of an invoice from Buyer, Seller shall promptly reimburse Buyer or its Affiliates for all costs and expenses incurred by Buyer or Buyer's Affiliates in performing the obligations set forth in subsections (ii) and (iii) above with respect to Laser Imagers and Laser Film sold by Seller prior to the Closing Date.

     3.2 Excluded Liabilities. Except for the Assumed Liabilities, neither Buyer, Sterling nor Parent shall assume or be responsible for any liabilities or obligations (whether known or unknown, fixed or contingent) of Seller or of any of its Subsidiaries, or of any prior owner or operator of any of the Assets, the Equipment Product Lines or any other assets or properties owned, operated or maintained by Seller or any of its Subsidiaries (such liabilities and obligations being sometimes referred to herein as the "Excluded Liabilities").

     3.3  Purchase Price.

          (a) The aggregate purchase price (the "Purchase Price") for the Assets (and for the covenant not to compete provided in Section 13.05) and for all other rights and obligations contemplated hereunder shall be the aggregate of the following and shall be subject to adjustment as provided in Section 3.08: (i) 111 shares of common stock, $.01 par value, of Buyer (the "Buyer Common Stock"), (ii) cash in the amount of the Inventory Value, as finally determined as provided in Section 3.05 of this Agreement, and
(iii) the assumption of the Assumed Liabilities.

          (b)  At Closing, subject to pre-closing adjustment as provided in
Section 3.08, Buyer shall deliver to Seller the Buyer Common Stock and cash in the amount of the Estimated Initial Inventory Value.

          (c) On or prior to the Closing Date, the Parties shall agree on a schedule to allocate the Purchase Price among the various categories of Assets and other rights to be transferred to or otherwise acquired by Buyer pursuant to this Agreement. Such allocation shall be used by the Parties in reporting the transactions contemplated by this Agreement for all tax purposes. No Party shall take any position on any of its tax returns that is inconsistent with such allocation and each Party shall file U.S. Internal Revenue Service Form 8594, and equivalent forms in other countries, if necessary, in a manner consistent with this allocation.

     3.4 Initial Inventory Value. The Parties have agreed that the initial Inventory Value as of September 30, 1996, is $31,000,000 (the "Initial Inventory Value"). The Initial Inventory Value multiplied by 95% is $29,450,000, and such amount shall be referred to herein as the "Estimated Initial Inventory Value ".

     3.5  Post-Closing Purchase Price Adjustment.

          (a) Within 120 days after the Closing Date, Seller shall prepare, with the assistance of Buyer's employees, and deliver a statement (the "Preliminary Statement"), as of the Closing Date, updating the Initial Inventory Value so that it reflects the Inventory Value as of the Closing Date based only on a roll forward basis from September 30, 1996, with no changes other than to update the Initial Inventory Value from September 30, 1996, using the identical principles, procedures, estimates, judgments, pricing and other practices used in determining the Initial Inventory Value as of September 30, 1996. Subject to the limitations of Section 3.05(e), if Buyer has any objections to the Preliminary Statement, Buyer must deliver to Seller within 30 days after delivery of the Preliminary Statement (but such delivery shall not be required earlier than 90 days after Closing) a detailed statement describing such objections thereto (the "Buyer's Statement"). If a Buyer's Statement is not delivered to Seller within such time period, the determination of the Inventory Value set forth in the Preliminary Statement will be final, binding, and non-appealable by the Parties. The Parties will negotiate in good faith to resolve any such objections, but if they do not reach a final resolution within 30 days after Seller has received the Buyer's Statement, such matter shall be resolved as provided in Section 3.05(b). Buyer's representatives shall be entitled to observe all physical inventories that are conducted in connection with and/or inspect all work papers, calculations and documents related to Seller's updating of the Initial Inventory Value, and to inspect all work papers, schedules and other supporting materials relating to, the preparation of the Preliminary Statement.

          (b) In the event any objections to the Preliminary Statement are not resolved by Seller and Buyer within the 30 day period following delivery of the Buyer's Statement pursuant to Section 3.05(a), such unresolved objections shall be submitted for resolution to an internationally recognized independent certified public accountant located in Boston, Massachusetts, or New York, New York, selected by the mutual agreement of Seller and Buyer within 20 days after the end of such 30 day period. If Seller and Buyer are unable to mutually agree upon an internationally recognized certified public accountant within such 20 day period, then Seller and Buyer shall each select an internationally recognized certified public accountant and within five days of their selection those two accountants shall select a third internationally recognized certified public accountant located in Boston, Massachusetts, or New York, New York, which third accountant shall arbitrate the claim in question. In such event, each of Seller and Buyer must select its accountant within 10 days after the end of the 20 day period described above, and if any Party shall fail to select an accountant within such 10 day period, the accountant selected by the other such Party shall select another internationally recognized certified public accountant, and such two accountants shall select the third accountant, all within 20 days after the end of such 10 day period. The accountant arbitrating a dispute (as the sole arbitrator) shall be required to submit its decision to Seller and Buyer within 30 days of appointment, which decision shall be final and binding on the Parties and shall constitute an arbitral award that is final, binding and unappealable and upon which a judgment may be entered by any court having jurisdiction thereof. The reasonable fees of the accountant that settles the claim in question and any accountant selected by an accountant selected by a Party when the other Party has failed to select an accountant shall be borne by either or both Seller and Buyer in inverse proportion to the degree of success of such Party by virtue of said decision as determined by the accountant settling the claim. The reasonable fees of any other accountant selected by a particular Party shall be borne by such Party.

          (c) The Inventory Value, as finally determined in accordance with Sections 3.05(a) or 3.05(b) is referred to herein as the "Actual Inventory Value."

          (d)  If the Actual Inventory Value is:

               (i) less than the Estimated Initial Inventory Value, Seller shall deliver to Buyer, within three (3) business days after the date on which the Actual Inventory Value is finally determined pursuant to Sections 3.05(a) and 3.05(b), in immediately available funds, the amount of such deficiency, together with interest thereon from the Closing Date through the date of payment, computed at the prime rate as announced by Bankers Trust Company as of the Closing Date;

               (ii) greater than the Estimated Initial Inventory Value, Buyer shall deliver to Seller, within three business days after the date on which the Actual Inventory Value is finally determined pursuant to Sections 3.05(a) and 3.05(b), in immediately available funds, the amount of such excess, together with interest thereon from the Closing Date through the date of payment, computed at the prime rate announced by Bankers Trust Company as of the Closing Date.

            (e) Notwithstanding anything in this Agreement to the contrary, Buyer objections with respect to the Preliminary Statement shall be limited to objections regarding the updating of the Initial Inventory Value.

     3.6 Additional Equity Investments. Contemporaneously with the Closing, Seller shall also:

            (a) Purchase 20,000 shares of preferred stock of Buyer (the "Buyer Preferred Stock"), $20,000,000 aggregate liquidation value, for $20,000,000 in cash, having the terms set forth in and pursuant to a Subscription Agreement substantially in the form attached hereto as Exhibit A (the "Subscription Agreement"), under which Seller shall also commit to purchase an additional 15,000 shares of Buyer Preferred Stock, $15,000,000 liquidation value, for $15,000,000 in cash on the first anniversary of the Closing Date;

            (b) Purchase 50,000 shares of preferred stock, Series B, of Parent, convertible into 50,000 shares of common stock of Parent, having the terms set forth in and pursuant to the Subscription Agreement for $150 per share in cash (the "Parent Preferred Stock");

            (c) Purchase one share of common stock of Parent for $100 in cash, pursuant to the Subscription Agreement (the "Parent Common Stock"); and

            (d) Enter into Option Acquisition Agreements in a form mutually agreeable to the parties thereto (the "Option Acquisition Agreements") with certain stockholders of Parent pursuant to which such stockholders will agree to deliver or cause to be delivered to Seller options (the "Parent Stockholder Options") to purchase 25,000 shares of common stock of Parent for the cash purchase price of $250 per share, on the terms and conditions set forth in the Option Acquisition Agreements.

     3.7 Sales, Use, Transfer and Similar Taxes and Charges. Seller shall bear and pay all sales, use or stamp taxes and any transfer, transfer gain, documentation, gross receipts, custom duties, value added, withholding tax, recording, filing and registration fees and other taxes and charges, as well as all interest and penalties thereon payable upon or with respect to the sale or transfer of the Assets by Seller to Buyer pursuant to this Agreement (collectively the "Transfer Charges"). Notwithstanding the foregoing, Buyer or Buyer's Affiliates shall be required to pay all Transfer Charges for which a refund, recoupment or credit is available to Buyer or Buyer's Affiliates, and Buyer or Buyer's Affiliates, as the case may be, shall be entitled to obtain and keep such refund, recoupment or credit; provided, however, that Seller shall reimburse Buyer for any Transfer Charges paid by Buyer or its Affiliates for which a refund, recoupment or credit is available but which is not recovered or recouped by Buyer or Buyer's Affiliates, as the case may be, within twelve (12) months of the Closing Date. If Buyer thereafter receives a refund, recoupment or credit of all or any portion of any Transfer Charge for which Seller has reimbursed Buyer, Buyer shall reimburse Seller in an amount equal to such refund, recoupment or credit. Subject to the foregoing sentence, to the extent any applicable law or regulation imposes upon a Party the obligation to pay Transfer Charges to be borne by a Party pursuant to the preceding sentences and such Transfer Charges are paid by such other Party, the Party responsible for such Transfer Charges pursuant to the two preceding sentences shall promptly reimburse such paying Party therefor upon receipt of such paying Party's invoice for the amount of such payments.

     3.8 Purchase Price Adjustment. In the event there shall be an inaccuracy in any of the representations or warranties of Seller or a breach by Seller of one or more covenants to be performed by Seller prior to Closing, which inaccuracy or breach is Material and such inaccuracy or breach does not constitute a failure of the conditions to Buyer's obligation to close as set forth in Section 12.02(a), or there shall be a Material loss or damage to any of the Assets as a result of fire or other casualty and Seller does not elect to restore such Assets as provided in
Section 8.09, the Parties shall use all reasonable efforts to agree prior to Closing to a downward adjustment to the Purchase Price in an amount equal to the decline in value of any of the Assets resulting from such inaccuracy, breach, loss or damage. In this regard, the decline in value shall be on a dollar-for-dollar basis for balance sheet items and, with respect to other items affecting value, shall be as mutually agreed by the Parties. If the Parties are unable to agree on the amount of the Purchase Price adjustment prior to Closing, and all of the conditions to the obligations of the Parties to close have been satisfied or waived, the Parties shall proceed to close the transaction contemplated hereby and the disagreement regarding the amount of the Purchase Price adjustment shall be resolved in accordance with the dispute resolution procedure described in
Section 3.05(b), with the 30-day period referred to in the first sentence thereof beginning on the Closing Date. Once such disagreement is resolved, Seller shall then pay to Buyer the amount of such adjustment, if any, with interest at the rate provided in Section 3.05(d)(i) from the Closing Date through the date of payment. Notwithstanding anything herein to the contrary, no downward adjustment in the Purchase Price shall be made under this Section 3.08 to the extent that the amount thereof is subject to adjustment under the Inventory evaluation procedures elsewhere in this
Article 3.

                                 ARTICLE 4

                  SELLER'S REPRESENTATIONS AND WARRANTIES
                  ---------------------------------------

     Seller represents and warrants to Buyer, Sterling and Parent that as of the date of this Agreement and the Closing Date:

     4.1 Organization; Good Standing. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to own, operate and maintain the Assets as now being owned and operated. Seller has full corporate power and authority to execute and deliver this Agreement and each of the Seller Related Documents and to perform its obligations hereunder and thereunder. Seller is duly qualified or licensed to transact business in all of the jurisdictions in which such qualification or licensing is required, except where the failure to be so qualified or licensed would not be Material.

     4.2 No Conflict with Other Instruments or Agreements. The execution, delivery and performance of this Agreement by Seller, the execution, delivery and performance of each of the Seller Related Documents by Seller and the consummation of the transactions contemplated by this Agreement and each of the Seller Related Documents by Seller will not:

            (a) violate any provision of the Certificate of Incorporation, Bylaws or similar constitutional documents of Seller or any law, regulation, ordinance, statute, rule, order, judgment, writ, ruling, award, edict or decree of any Governmental Authority by which Seller or any of the Assets may be bound or otherwise affected; or

            (b) conflict with, result in a breach of the terms and conditions of or violation of, or result in the imposition of any Lien on or with respect to any of the Assets as a result of the provisions of, or cause a default or termination under, any mortgage, indenture, loan agreement, lease, commitment, agreement or other instrument to which Seller or any of its Affiliates is a party or by which it or any of the Assets may be bound or affected.

     4.3 Authorization; Binding Effect. Seller has full power and authority to perform the provisions of this Agreement and each of the other Seller Related Documents, and this Agreement constitutes, and the Seller Related Documents, when executed and delivered by Seller pursuant to the terms hereof, will constitute, the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding at law or in equity).

     4.4    Litigation and Investigations.  Except as may be disclosed in
Schedule 4.04 or in the Intellectual Property Rights Agreement, there is no litigation, action, investigation, administrative or judicial complaint, notice of violation, grievance, demand, controversy, audit, claim or proceeding (collectively referred to as "Proceedings") by or before any court, arbitration panel, governmental or quasi-governmental agency, tribunal, department, commission, board, bureau, agency or instrumentality of the United States, any foreign jurisdiction, any state, province or political subdivision thereof or other Person or body acting in an arbitration, regulatory or judicial capacity (collectively referred to as "Governmental Authorities") or brought or made by any third party (including employees, former employees, their dependents and beneficiaries and any party representing any of them) pending or, to Seller's knowledge, threatened against Seller or any of Seller's Subsidiaries as a result of their ownership, use, maintenance or operation of any of the Assets or contesting the rights of Seller or any of its Subsidiaries in and to any of the Assets, or relating to the limitation or revocation (or the expiration) of any Equipment Permits, or against the Seller 401(k) Plan or the Seller Pension Plans or any fiduciaries thereof in their capacities as such for any reason whatsoever and neither Seller nor any of its Subsidiaries has received any notice from any Person or Governmental Authority threatening to institute same. The ownership, use, maintenance and operation of the Assets and the Seller 401(k) Plan and the Seller Pension Plans are not subject to any injunction, order, judgment, writ or decree.

     4.5 Title to Property. Seller has good, clear and marketable title to the Assets, free and clear of any and all liens, charges, pledges, filed or unfiled liens related to Taxes, mortgages, security interests, deeds of trust, leases, licenses, burdens, restrictions and other encumbrances (collectively, the "Liens") except for statutory Liens of lessors, carriers, warehousemen, mechanics, materialmen and other Liens imposed by law for sums not yet delinquent and other Liens described in Schedule 4.05, or, as to the Intellectual Property Rights, as described in the Intellectual Property Rights Agreement. None of the Assets are leased from a third party, and, except to the extent not Material, no third party has any option or right of first refusal to purchase all or any part of the Assets.

     4.6 Contracts and Other Agreements and Instruments. True and correct copies of the Contracts and the Equipment Permits have been made available to Buyer for review, at Seller's present repositories for the same. No other party to or grantor of any Contract or Equipment Permit has given written notice to Seller that it considers Seller to be in breach thereof. Neither Seller nor any other party thereto or grantor thereof is in default under, in breach of or in violation of (and no condition exists that, with notice or lapse of time or both, would constitute such a default, breach or violation) any Contract or Equipment Permit.

     4.7    Compliance with Laws; Governmental Consents.

            (a) Seller has obtained and maintained all permits required by any applicable law, rule or regulation or Governmental Authorities or necessary or appropriate for Seller to own, occupy, operate and/or maintain the Assets as being, owned, operated, maintained and used on the date of this Agreement, the absence of which would be Material.

            (b)    Except for an H-S-R Filing and except as set forth in
Schedule 4.07(b), no consent, authorization, or approval of, or exemption by, or filing with, any Governmental Authorities or self-regulatory body or authority or any non-governmental third party is required in connection with the execution, delivery and performance by Seller of this Agreement or of any of the Seller Related Documents, or the taking by Seller of any action herein or therein contemplated.

     4.8 Brokers or Finders. Seller has not incurred an obligation or liability, contingent or otherwise, for broker's or finder's fees with respect to the matters provided for in this Agreement and for which Buyer or any of its Affiliates will be responsible.

     4.9 Labor and Employment Matters. With respect to the employees of Seller associated with any of the Assets, Seller has not entered into any collective bargaining agreements or other contracts with a labor union, contingent or otherwise, such employees are not subject to any collective bargaining agreements or other contracts with a labor union, contingent or otherwise, nor are any such employees, in their capacities as employees, represented by any labor union. With respect to employees of Seller associated with any of the Assets, Seller has not experienced a work stoppage, organizational effect or other Material labor disturbance within the past three years. To the best knowledge of Seller, there are no organizational efforts currently being made or threatened by or on behalf of any labor union with respect to any of the employees of Seller associated with any of the Assets.

     4.10   Completeness of Certain Assets.  Except as set forth in
Schedule 4.10, the Assets being transferred to, or the rights to which are being granted or made available to, Buyer pursuant hereto include all assets primarily used by Seller or any of its Affiliates in the operation of the Equipment Product Lines.

     4.11 Maintenance. The Assets currently in use have been properly maintained in accordance with normal industry practice and are in operating condition and repair (subject to normal wear and tear) such that they are capable of being used without present need for repair, replacement or modification or the addition of equipment, except in the ordinary course of business.

     4.12 Requested Financial Statements. The Requested Financial Statements will be prepared in accordance with GAAP consistently applied and will be complete and correct and will fairly present, in all material respects (to the extent covered thereby), the revenues, expenses, cash flows, assets, liabilities and other matters required to be set forth therein for the periods indicated. Buyer will not make any change in the Requested Financial Statements without the prior consent of Seller, which shall not be unreasonably withheld.

     4.13   Securities Matters.

            (a) Seller acknowledges that the Buyer Preferred Stock, the Parent Preferred Stock, the Parent Common Stock, the Parent Stockholder Options, the Buyer Common Stock and the common stock of Parent transferred to Seller upon exercise of the Parent Stockholder Options (the "Option Stock") have not been registered under the Securities Act of 1933, as amended and applicable state securities laws (collectively the "Acts") in reliance on available exemptions from the registration requirements thereof. The Buyer Preferred Stock, the Parent Preferred Stock, the Parent Common Stock, the Parent Stockholder Options, the Buyer Common Stock and the Option Stock are sometimes collectively referred to herein as the "Securities."

            (b) Seller has had access to and an opportunity to inspect all relevant information relating to Buyer, Parent and Sterling sufficient to enable Seller to evaluate the merits and risks of its acquisition of the Securities. Seller also has had the opportunity to ask questions and receive answers respecting, and to obtain such additional information as Seller has desired regarding, the business, financial condition and affairs of Buyer, Parent and Sterling.

            (c) Seller has such knowledge and experience in financial and business matters that Seller is capable of evaluating the merits and risks of its acquisition of the Securities.

            (d) Seller's acquisition of the Securities is and the acquisition by Seller of the Option Stock upon exercise of the Parent Stockholder Options will be, for Seller's own account for investment purposes, and without a view to, or for offer or sale on behalf of Buyer, Sterling or Parent or any of the existing stockholders of Parent in connection with, the distribution thereof or any portion thereof. Seller is not participating and does not have a participation in any such distribution or the underwriting of any such distribution.

            (e) Seller understands that the Securities must be held for an indefinite period of time unless subsequently registered under the Acts or exemptions from the registration requirements thereof are available.

            (f) Seller has been advised by Buyer and Parent that (i) Rule 144 under the Securities Act at present is not applicable to the Securities and (ii) registration under the Acts or exemptions from the registration requirements thereof will be required for any subsequent sale or other distribution of the Securities.

     4.14 Employee Benefits. There are no liabilities, breaches, violations or defaults under any plan, arrangement or contract sponsored or maintained by Seller or any of its Subsidiaries under which any Transferred Employee is entitled to any benefit that would subject Buyer, Sterling, Parent or their respective employee benefit plans or any fiduciaries thereof to any taxes, penalties or other liabilities.

     4.15 Investment Company; Public Utility. Neither Seller nor any of Seller's Subsidiaries is an "investment company" or a company "controlled" by an investment company (as defined in the Investment Company Act of 1940, as amended) or a "holding company" or a "public utility" (as defined in the Public Utility Holding Company Act of 1935, as amended).

     4.16 No Other Representations and Warranties. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT OR THE RELATED AGREEMENTS, NEITHER SELLER NOR ANY AGENT OR REPRESENTATIVE OF SELLER HAS MADE, AND SELLER IS NOT LIABLE FOR OR BOUND IN ANY MANNER BY, ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR ANY EXPRESS OR IMPLIED WARRANTIES, GUARANTEES, PROMISES, STATEMENTS, INDUCEMENTS, REPRESENTATIONS, OR INFORMATION PERTAINING TO THE ASSETS OR ANY PART THEREOF, AND WITHOUT LIMITING THE FOREGOING, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR THE RELATED AGREEMENTS, SELLER IS NOT LIABLE FOR OR BOUND BY (AND NONE OF BUYER, STERLING OR PARENT HAS RELIED UPON) ANY VERBAL OR WRITTEN STATEMENTS, REPRESENTATIONS, OR ANY OTHER INFORMATION RESPECTING ANY PORTION OF THE ASSETS FURNISHED BY SELLER OR ANY EMPLOYEE, AGENT OR OTHER PERSON REPRESENTING OR PURPORTEDLY REPRESENTING SELLER. BUYER ACKNOWLEDGES THAT THE OPERATION OF THE ASSETS IN THE PAST HAS PRODUCED LOSSES AND THAT NO REPRESENTATION IS MADE BY SELLER AS TO THE FUTURE SUCCESS OR PROFITABILITY OF THE ASSETS OR THE PRODUCTS PRODUCED THEREBY.

                                ARTICLE 5

      REPRESENTATIONS AND WARRANTIES OF BUYER, STERLING AND PARENT
      ------------------------------------------------------------

     5.1 Representations and Warranties Regarding Buyer. Buyer, Sterling and Parent jointly and severally represent and warrant to Seller that as of the date of this Agreement and the Closing Date:

            (a) Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to execute and deliver this Agreement and each of the Buyer Related Documents to which it is a party and to perform its obligations hereunder and thereunder. Buyer is duly qualified or licensed to transact business in all of the jurisdictions in which such qualification or licensing is required, except where the failure to be so qualified or licensed would not be Material.

            (b) Buyer has full power and authority to perform the provisions of this Agreement and each of the other Buyer Related Documents to which it is a party, and this Agreement constitutes, and the Buyer Related Documents, when executed and delivered by Buyer pursuant to the terms hereof, will constitute, the legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding at law or in equity).

            (c) (i) The entire authorized capital stock of Buyer consists of 54,500 shares, of which 2,000 shares are common stock, $0.01 par value per share, and 52,500 shares are preferred stock, par value $0.01 per share, of which, prior to giving effect to the issuance of the Buyer Preferred Stock, 1,000 shares of common stock and none of the shares of preferred stock are validly issued and outstanding, fully paid and non-assessable and the authorized capital stock of Buyer may be increased to reflect additional shares of preferred stock, par value $.01 per share, up to 10,000 additional shares, for issuance to Parent or Sterling.

               (ii) Except as set forth herein, there are no outstanding subscriptions, options, convertible securities, warrants, calls or rights of any kind granted or issued by Buyer to purchase or otherwise acquire any security of or equity interest in Buyer.

            (d) (i) As of the Closing Date, Buyer shall have the corporate power and authority to issue, sell and deliver the Buyer Preferred Stock and the Buyer Common Stock.

               (ii) As of the Closing Date, the issuance, sale and delivery of the Buyer Preferred Stock and the Buyer Common Stock will have been duly authorized by all requisite corporate action on the part of Buyer, will not require the approval of its stockholders and will not violate any provision of the Certificate of Incorporation, Bylaws or similar constitutional documents of Buyer or any law, regulation, ordinance, statute, rule, order, judgment, writ, ruling, award, edict or decree of any Governmental Authority by which Buyer may be bound or otherwise affected or conflict with, result in a breach of the terms and conditions of or violation of, or result in the imposition of any Lien on or with respect to its business as a result of the provisions of, or cause a default or termination under, any mortgage, indenture, loan agreement, lease, commitment, agreement or other instrument to which Buyer is a party or by which it or any of its business may be bound or affected.

               (iii) As of the Closing Date, the issuance, sale and delivery of the Buyer Preferred Stock and the Buyer Common Stock will not be subject to any preemptive right of stockholders of Buyer or to any right of first refusal or other right in favor of any Person that has not been waived. There are no preemptive rights with respect to the issuance by Buyer of the Buyer Common Stock.

               (iv) Upon receipt of payment thereof from Seller, the Buyer Preferred Stock and the Buyer Common Stock, when issued, will be duly authorized, validly issued, fully paid and nonassessable and will not be subject to any Lien, encumbrance or charge of any kind created by, through or under Buyer.

               (v) Subject to the accuracy of the representations and warranties of Seller hereunder, and except for the HSR Filing and the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, no registration or filing with, or consent or approval of or other action by, any federal, state or other governmental agency or instrumentality is or will be necessary for the valid execution, delivery and performance of the Buyer Preferred Stock or the Buyer Common Stock.

            (e) The execution, delivery and performance of this Agreement by Buyer, the execution, delivery and performance of each of the Buyer Related Documents by Buyer to which it is a party and the consummation of the transactions contemplated by this Agreement and each of the Buyer Related Documents to which it is a party by Buyer will not:

               (i) violate any provision of the Certificate of Incorporation, Bylaws or similar constitutional documents of Buyer or any law, regulation, ordinance, statute, rule, order, judgment, writ, ruling, award, edict or decree of any Governmental Authority by which Buyer may be bound or otherwise affected; or

               (ii) conflict with, result in a breach of the terms and conditions of or violation of, or result in the imposition of any Lien on or with respect to its business as a result of the provisions of, or cause a default or termination under, any mortgage, indenture, loan agreement, lease, commitment, agreement or other instrument to which Buyer or any of its Affiliates is a party or by which it or any of its business may be bound or affected.

            (f) (i) Except as set forth in Schedule 5.01(f)(i), there are no Proceedings pending or, to the best knowledge of Buyer, Sterling and Parent, threatened against or affecting Buyer, at law or in equity, or before or by any Governmental Authorities having jurisdiction over Buyer or brought by any third party that might reasonably be expected, individually or in the aggregate, to affect Materially the business, financial condition or results of operation of the Buyer.

            (ii) Except for an H-S-R Filing, no consent, authorization, or approval of, or exemption by, or filing with, any Governmental Authorities or self-regulatory body or authority or any non-governmental third party, the absence of which would be Material, is required in connection with the execution, delivery and performance by Buyer of this Agreement or of any of the Buyer Related Documents to which it is a party or the taking of any action herein or therein contemplated.

            (g) Buyer has not incurred any obligation or liability, contingent or otherwise, for broker's or finder's fees with respect to the matters provided for in this Agreement for which Seller will be responsible.

            (h) Buyer is not an "investment company" or a company "controlled" by an investment company (as defined in the Investment Company Act of 1940, as amended) or a "holding company" or a "public utility" (as defined in the Public Utility Holding Company Act of 1935, as amended).

     5.2 Representations and Warranties Regarding Sterling. Sterling and Parent jointly and severally represent and warrant to Seller that as of the date of this Agreement and the Closing Date:

            (a) Sterling is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to execute and deliver this Agreement and each of the Buyer Related Documents to which it is a party and to perform its obligations hereunder and thereunder. Sterling is duly qualified or licensed to transact business in all of the jurisdictions in which such qualification or licensing is required, except where the failure to be so qualified or licensed would not be Material.

            (b) Sterling has full power and authority to perform the provisions of this Agreement and each of the other Buyer Related Documents to which it is a party, and this Agreement constitutes, and the Buyer Related Documents, when executed and delivered by Sterling pursuant to the terms hereof, will constitute, the legal, valid and binding obligations of Sterling, enforceable against Sterling in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding at law or in equity).

            (c) (i) The entire authorized capital stock of Sterling consists of 11,000 shares, of which 10,000 shares are common stock, $0.01 par value per share, and 1,000 shares are preferred stock, par value $0.01 per share, of which 1,000 shares of common stock and none of the shares of preferred stock are validly issued and outstanding, fully paid and non-assessable.

               (ii) Sterling has acquired the 1,000 shares of common stock of Buyer solely in consideration of services rendered, and not for any cash or property, and as of Closing, such shares may be transferred to Parent.

            (d) The execution, delivery and performance of this Agreement by Sterling, the execution, delivery and performance of each of the Buyer Related Documents by Sterling to which it is a party and the consummation of the transactions contemplated by this Agreement and each of the Buyer Related Documents to which it is a party by Sterling will not:

               (i) violate any provision of the Certificate of Incorporation, Bylaws or similar constitutional documents of Sterling or any law, regulation, ordinance, statute, rule, order, judgment, writ, ruling, award, edict or decree of any Governmental Authority by which Sterling may be bound or otherwise affected; or

               (ii) except as set forth on Schedule 5.02(d)(ii), conflict with, result in a breach of the terms and conditions of or violation of, or result in the imposition of any Lien on or with respect to its business as a result of the provisions of, or cause a default or termination under, any mortgage, indenture, loan agreement, lease, commitment, agreement or other instrument to which Sterling or any of its Affiliates is a party or by which it or any of its business may be bound or affected.

            (e) (i) Except as set forth in Schedule 5.02(e)(i), there are no Proceedings pending or, to the best knowledge of Sterling and Parent, threatened against or affecting Sterling, at law or in equity, or before or by any Governmental Authorities having jurisdiction over Sterling or brought by any third party that might reasonably be expected, individually or in the aggregate, to affect Materially the business, financial condition or results of operation of Sterling.

            (ii) Except for an H-S-R Filing and except as set forth in
Schedule 5.02(e)(ii), no consent, authorization, or approval of, or exemption by, or filing with, any Governmental Authorities or self-regulatory body or authority or any non-governmental third party, the absence of which would be Material, is required in connection with the execution, delivery and performance by Sterling of this Agreement or of any of the Buyer Related Documents to which it is a party or the taking of any action herein or therein contemplated.

            (f) Sterling has not incurred any obligation or liability, contingent or otherwise, for broker's or finder's fees with respect to the matters provided for in this Agreement for which Seller will be responsible.

            (g) Neither Sterling nor any of its Subsidiaries is an "investment company" or a company "controlled" by an investment company (as defined in the Investment Company Act of 1940, as amended) or a "holding company" or a "public utility" (as defined in the Public Utility Holding Company Act of 1935, as amended).

     5.3 Representations and Warranties Regarding Parent. Parent and Sterling jointly and severally represent and warrant to Seller that as of the date of this Agreement and the Closing Date:

            (a) Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to execute and deliver this Agreement and each of the Buyer Related Documents to which it is a party and to perform its obligations hereunder and thereunder. Parent is duly qualified or licensed to transact business in all of the jurisdictions in which such qualification or licensing is required, except where the failure to be so qualified or licensed would not be Material.

            (b) Parent has full power and authority to perform the provisions of this Agreement and each of the other Buyer Related Documents to which it is a party, and this Agreement constitutes, and the Buyer Related Documents, when executed and delivered by Parent pursuant to the terms hereof, will constitute, the legal, valid and binding obligations of Parent, enforceable against Parent in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding at law or in equity).

            (c) (i) The entire authorized capital stock of Parent consists of 3,750,000 shares, of which 750,000 shares are common stock, $0.01 par value per share, and 3,000,000 shares are preferred stock, par value $0.01 per share, of which, prior to giving effect to the issuance of the Parent Preferred Stock, the conversion thereof and the issuance of the Parent Common Stock, 400,000 shares of common stock and 2,000,000 shares of preferred stock, Series A, are validly issued and outstanding, fully paid and non-assessable, and 116,945 shares of Parent common stock are reserved for issuance pursuant to Parent's stock option plan and an outstanding warrant issued by Parent and at Closing an additional 4,000 shares of common stock may be outstanding and the number of shares of Parent common stock subject to options may be reduced by such 4,000 shares. On the Closing Date, after giving effect to the issuance of the Parent Common Stock and the Parent Preferred Stock, such stock, assuming conversion of the Parent Preferred Stock to common stock of Parent, will represent at least 9.5% of the outstanding common stock of Parent as of the Closing Date, on a fully diluted basis (including by giving effect to the exercise of all options, warrants or other rights to purchase stock from Parent outstanding as of the Closing Date). Set forth on Schedule 5.03(c)(i) is a list of those Persons who owned of record more than 5% of the outstanding common stock of Parent as of October 1, 1996.

               (ii) Except as set forth in Schedule 5.03(c)(ii), there are no outstanding subscriptions, options, convertible securities, warrants, calls or rights of any kind granted or issued by Parent to purchase or otherwise acquire any security of or equity interest in Parent.

            (d) (i) As of the Closing Date, Parent shall have the corporate power and authority to issue, sell and deliver the Parent Preferred Stock and the Parent Common Stock.

               (ii) As of the Closing Date, the issuance, sale and delivery of the Parent Preferred Stock and the Parent Common Stock, will have been duly authorized by all requisite corporate action on the part of Parent, will not require the approval of its stockholders and will not violate any provision of violate any provision of the Certificate of Incorporation, Bylaws or similar constitutional documents of Parent or any law, regulation, ordinance, statute, rule, order, judgment, writ, ruling, award, edict or decree of any Governmental Authority by which Parent may be bound or otherwise affected or conflict with, result in a breach of the terms and conditions of or violation of, or result in the imposition of any Lien on or with respect to its business as a result of the provisions of, or cause a default or termination under, any mortgage, indenture, loan agreement, lease, commitment, agreement or other instrument to which Parent is a party or by which it or any of its business may be bound or affected.

               (iii) As of the Closing Date, the issuance, sale and delivery of the Parent Preferred Stock and the Parent Common Stock will not be subject to any preemptive right of stockholders of Parent or to any right of first refusal or other right in favor of any Person that has not been waived.

               (iv) The Parent Preferred Stock and the Parent Common Stock, when issued, will be duly authorized, validly issued, fully paid and nonassessable and will not be subject to any Lien, encumbrance or charge of any kind created by, through or under Parent.

               (v) Subject to the accuracy of the representations and warranties of Seller hereunder, and except for the HSR Filing and the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, no registration or filing with, or consent or approval of or other action by, any federal, state or other governmental agency or instrumentality is or will be necessary for the valid issuance, sale and delivery of the Parent Preferred Stock and the Parent Common Stock by Parent as provided in the Subscription Agreement or the transfer of the Option Stock to Seller pursuant to the Parent Stockholder Options granted pursuant to the Option Acquisition Agreement.

            (e) The execution, delivery and performance of this Agreement by Parent, the execution, delivery and performance of each of the Buyer Related Documents by Parent to which it is a party and the consummation of the transactions contemplated by this Agreement and each of the Buyer Related Documents to which it is a party by Parent and the execution, delivery and performance of the Option Acquisition Agreement by the Parties thereto other than Seller, the granting of Parent Stockholder Options to Seller pursuant thereto and the exercise by Seller of the Parent Stockholder Options pursuant to the terms thereof, will not:

               (i) violate any provision of the Certificate of Incorporation, Bylaws or similar constitutional documents of Parent or any law, regulation, ordinance, statute, rule, order, judgment, writ, ruling, award, edict or decree of any Governmental Authority by which Parent may be bound or otherwise affected; or

               (ii) conflict with, result in a breach of the terms and conditions of or violation of, or result in the imposition of any Lien on or with respect to its business as a result of the provisions of, or cause a default or termination under, any mortgage, indenture, loan agreement, lease, commitment, agreement or other instrument to which Parent or any of its Affiliates is a party or by which it or any of its business may be bound or affected.

            (f) (i) Except as set forth in Schedule 5.03(f)(i), there are no Proceedings pending or, to the best knowledge of Sterling and Parent, threatened against or affecting Parent, at law or in equity, or before or by any Governmental Authorities having jurisdiction over Parent or brought by any third party that might reasonably be expected, individually or in the aggregate, to affect Materially the business, financial condition or results of operation of Parent.

            (ii) Except for an H-S-R Filing, no consent, authorization, or approval of, or exemption by, or filing with, any Governmental Authorities or self-regulatory body or authority or any non-governmental third party, the absence of which would be Material, is required in connection with the execution, delivery and performance by Parent of this Agreement or of any of the Buyer Related Documents to which it is a party or the taking of any action herein or therein contemplated.

            (g) Parent has not incurred any obligation or liability, contingent or otherwise, for broker's or finder's fees with respect to the matters provided for in this Agreement for which Seller will be responsible.

            (h) Neither Parent nor any of its Subsidiaries is an "investment company" or a company "controlled" by an investment company (as defined in the Investment Company Act of 1940, as amended) or a "holding company" or a "public utility" (as defined in the Public Utility Holding Company Act of 1935, as amended).

     5.4 No Other Representations and Warranties. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER BUYER, STERLING, PARENT NOR ANY AGENT OR REPRESENTATIVE OF BUYER, STERLING OR PARENT HAS MADE, AND BUYER, STERLING AND PARENT ARE NOT LIABLE FOR OR BOUND IN ANY MANNER BY, ANY EXPRESS OR IMPLIED WARRANTIES, GUARANTEES, PROMISES, STATEMENTS, INDUCEMENTS, REPRESENTATIONS, OR INFORMATION PERTAINING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN, AND WITHOUT LIMITING THE FOREGOING, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, BUYER, STERLING AND PARENT ARE NOT LIABLE FOR OR BOUND BY (AND SELLER HAS NOT RELIED UPON) ANY VERBAL OR WRITTEN STATEMENTS, REPRESENTATIONS, OR ANY OTHER INFORMATION RESPECTING ANY PORTION OF THIS AGREEMENT FURNISHED BY BUYER, STERLING AND PARENT OR ANY EMPLOYEE, AGENT OR OTHER PERSON REPRESENTING OR PURPORTEDLY REPRESENTING BUYER, STERLING OR PARENT.

                             ARTICLE 6

               INDEMNITY BY BUYER, STERLING AND PARENT
               ---------------------------------------

     Buyer, Sterling and Parent shall jointly and severally indemnify, save and hold Seller together with its officers, directors, employees, consultants, representatives and agents and all of their respective heirs, legal representatives, successors and assigns (collectively, the "Seller Indemnified Parties") harmless from and against and in respect of all claims, damages, judgments, penalties, costs, losses, expenses (including, without limitation, reasonable attorneys' fees), fines, assessments, Taxes, debts, liabilities and obligations of any nature whatsoever (collectively, the "Losses") arising from, out of or in any manner connected with or based on:

     (a)  the Assumed Liabilities assumed by Buyer as required by Section
3.01 hereunder;

     (b) except for Excluded Liabilities, Buyer's ownership, use, operation or maintenance of any of the Assets on or after the Closing Date; and

     (c) subject to the limitations of Article 15, any inaccuracy in any of the representations or warranties of Buyer, Sterling or Parent contained in this Agreement or any of the Buyer Related Documents or the breach of any covenant or nonfulfillment of any agreement on the part of Buyer, Sterling or Parent under this Agreement or any of the Buyer Related Documents.


                             ARTICLE 7

                        SELLER'S INDEMNITY
                        ------------------


     Seller shall indemnify, save and hold harmless Buyer, Sterling and Parent and their respective secured bank lenders together with all of their respective officers, directors, employees, consultants, representatives and agents and all of their respective heirs, legal representatives, successors and assigns (collectively, the "Buyer Indemnified Parties") from and against and in respect of all Losses incurred by any of them to the extent they arise from, out of or in any manner connected with or based on:

            (a) any liabilities, claims, losses, damages, or expenses, direct or contingent, known or unknown, of Seller or any of its Affiliates, including, without limitation, the Excluded Liabilities;

            (b)  the Excluded Assets;

            (c) Seller's obligations pursuant to Article 14 of this Agreement;

            (d) any act, omission, event, circumstance, occurrence or condition occurring or existing on or prior to the Closing Date and involving or relating to any of the Assets or Seller's related operations; or

            (e) subject to the limitations of Article 15, any inaccuracy in any of the representations and warranties of Seller contained in this Agreement or any of the Seller Related Documents or the breach of any covenant or nonfulfillment of any agreement on the part of Seller under this Agreement, or any of the Seller Related Documents.


                             ARTICLE 8

                           INTERIM PERIOD
                           --------------

     Seller, Buyer, Sterling and Parent covenant and agree that between the date of this Agreement and the Closing Date:

     8.1    Access.

            (a) Seller shall provide or cause to be provided to Buyer, Sterling and Parent and their respective lenders, underwriters, placement agents and their respective legal counsel, accountants, engineers, regulatory and environmental consultants and other representatives reasonable access during normal business hours to Seller's and its Affiliates personnel with knowledge of the Equipment Product Lines or any of the Assets, to the Facilities and to the books, records, Contracts, Equipment Permits, commitments and other data related to the operation of the Equipment Product Lines and the ownership, operation or use of any of the Assets.

            (b) Buyer shall provide or cause to be provided to Seller and its legal counsel and accountants reasonable access during normal business hours to Buyer's, Sterling's and Parent's personnel with knowledge of the Business of Parent.

8.2Operate Assets in Ordinary Course. Except as otherwise provided in this Agreement, or otherwise consented to or requested by Buyer in writing, Seller and its Subsidiaries shall operate the Assets solely in the ordinary course of business. Specifically, Seller and its Subsidiaries shall, prior to the Closing Date, prosecute and maintain the Intellectual Property Rights as set forth in the Intellectual Property Rights Agreement.

     8.3 No Material Change or Material Commitments as to Assets. Seller agrees that without the prior written consent or at the written request of Buyer, Seller or its Subsidiaries shall not:

            (a) demolish, remove, alter, enlarge or dispose of the Material Assets;

            (b) make any Material change in the operation of any of the Assets;

            (c) mortgage, pledge, or subject to any Lien any of the Assets, or suffered any of the same to be imposed;

            (d) except for transactions that are not Material in the aggregate, sell, assign, convey, transfer, scrap or otherwise dispose of any of the Assets, except for the sale of finished Inventories in the ordinary course of business, or make any offer or otherwise negotiate with respect to or enter into any agreement or other arrangement providing for any such disposition;

            (e) increase the salary or wage rates or form or amount of compensation of any of the employees of Seller associated with the Equipment Product Lines or any of the Assets, except increases in the ordinary course of business, or, with the exception of those employees previously disclosed to Buyer, pay any bonus or unusual compensation to any of Seller's agents or employees or make any agreements with respect thereto, except in accordance with Seller's general employment practices or policies;

            (f) except for transactions that are not Material in the aggregate, enter into any transaction in connection with or with respect to the ownership, operation, maintenance or use of any of the Assets except in the ordinary course of business;

            (g) fail to maintain its books of account respecting the Equipment Product Lines or the sale and distribution of Laser Films in the usual, regular and ordinary manner in accordance with GAAP consistently applied;

            (h) except in the ordinary course of business, amend, cancel or terminate (nor permit to be canceled or terminated) any Contract or Equipment Permit (except for Contracts involving the payment to or by Seller of $25,000 or less);

            (i) enter into any transaction or operate any of the Assets in a manner that would cause any of the representations and warranties of Seller contained in this Agreement to be or become untrue in any Material respect;

            (j) enter into or assume any contract, agreement, obligation, lease, license, or commitment with respect to the Equipment Product Lines or any of the Assets not in the ordinary course of business;

            (k) make any change in any of its accounting methods or practices with respect to any of the Assets;

            (l) fail to operate any of the Assets in compliance with all applicable laws, ordinances, rules and regulations of any Governmental Authorities;

            (m) fail to keep in force all insurance policies related to any of the Assets;

            (n) fail to maintain and preserve goodwill associated with the Equipment Product Lines or any of the Assets, use its reasonable efforts to retain employees associated with the Equipment Product Lines or any of the Assets, preserve relationships with customers, suppliers and others having business relations with Seller regarding the Equipment Product Lines or any of the Assets; or

            (o) agree to become subject to any consents, approvals, authorizations, filings or regulations required for execution, delivery and performance by Seller of this Agreement and the other Seller Related Documents.

     8.4 Efforts to Preserve Relationships and Organization. Except as otherwise provided herein, or consented to or requested by Buyer in writing, Seller and its Subsidiaries shall use their reasonable efforts to preserve intact its business organizations relating to the Assets, and to preserve its relationships with Material suppliers with respect to the Assets and Material customers of the Equipment Product Lines and Laser Films.

     8.5 Publicity. Except as provided in Section 15.01, prior to Closing, any press releases by Parent, Sterling, Buyer or Seller that pertain to this Agreement or the transaction contemplated hereunder shall be reviewed and approved in writing by all Parties prior to release. Such approval shall not be unreasonably withheld.

     8.6 Work Diligently Towards Closing. The Parties shall each use all reasonable efforts to work diligently, including obtaining all necessary governmental approvals and filings, towards completing the transaction contemplated by this Agreement on the scheduled Closing Date.

     8.7 Standstill. Seller shall not directly or indirectly solicit, initiate or encourage the initiation of inquiries or proposals from, or participate in any negotiations with, any Person or entity, other than Buyer, Parent and Sterling and their representatives, concerning, or commit to or consummate, directly or indirectly, through merger, reorganization, sale of stock, or otherwise, the disposition of any Asset, other than the sale of Inventory in the ordinary course of business.

     8.8 Requested Financial Statements. Buyer and Seller anticipate that neither Buyer nor Parent will be legally required to include financial information of the Seller in any future filing with the Securities and Exchange Commission ("SEC") which Buyer or Parent may make. Nevertheless, at the request of Buyer, Seller, at its expense, shall (i) no later than 60 days from the date of Buyer's request deliver to Buyer, Sterling and Parent audited and or unaudited historical financial statements and operating information and summary financial information (including schedules and footnotes) related to the Equipment Product Lines, the sale by Seller of Laser Films and the Assets to the extent (but only to the extent) necessary to enable Buyer, Seller or Parent to comply with the federal and state requirements relating to the public issuance of securities and for reporting requirements under any applicable laws, including, without limitation, the Securities Exchange Act of 1934, as amended, of the United States (the "Exchange Act"), and (ii) use its best efforts to deliver to Buyer, Sterling and Parent no later than 60 days from the date of Buyer's request, any opinions, certificates, reports and consents relating to any of the foregoing, to the extent (but only to the extent) necessary, in the opinion of Buyer, Sterling or Parent, to enable Buyer, Sterling or Parent to comply with any requirements of applicable federal or state requirements relating to the public issuance of securities or reporting requirements under any applicable laws (collectively, the "Requested Financial Statements"). Upon request of Buyer, Seller shall also provide to Buyer, Sterling and Parent such other information regarding the Equipment Product Lines, the marketing and sale by Seller of Laser Films and the Assets as may reasonably be requested by Buyer, Sterling or Parent.

     8.9 Risk of Loss. Prior to the Closing and the delivery of possession of the Assets to Buyer in accordance with this Agreement, all risk of loss to any of the Assets (whether by casualty or otherwise) shall be borne by Seller. In the event that any Material loss or damage to any of the Assets shall occur prior to the Closing Date as a result of fire or other casualty, Seller shall give Buyer immediate written notice of such loss or damage. If, prior to Closing and the delivery of possession of the Assets to Buyer in accordance with this Agreement, there is a Material casualty loss or casualty damage to any of the Assets, Seller shall have the right to (a) restore such Assets to the condition immediately prior to the loss or damage and the Closing shall be adjourned for a reasonable period to allow Seller to effect the necessary repair or reconstruction or
(b) invoke the provisions of Section 3.08 of this Agreement, which also may be invoked by Buyer. Seller covenants, if Seller elects to restore, to proceed diligently with all repairs hereunder in a workmanlike manner. Notwithstanding the foregoing, if in order to effect the repairs as aforesaid, the Closing Date would have to be extended by more than 120 days, as reasonably estimated by Buyer, Buyer shall have the right to terminate this Agreement by written notice to Seller.

     8.10 Notification. Seller shall notify Buyer, Sterling and Parent immediately after becoming aware of (i) the occurrence of any circumstance that would make any representation, warranty or statement of Seller contained herein, in light of the circumstances in which it was made, misleading in any material respect or (ii) the failure by Seller to satisfy any covenant in this Agreement. Buyer, Sterling and/or Parent, as the case may be, shall notify Seller immediately after becoming aware of (i) the occurrence of any circumstances that would make any representation, warranty or statement of Buyer, Sterling and/or Parent, as the case may be, contained herein, in light of the circumstances in which it was made, misleading in any material respect or (ii) the failure by Buyer, Sterling and/or Parent to satisfy any covenant in this Agreement.

     8.11 Waiver. At any time prior to the Closing, either Seller, Buyer, Sterling or Parent, as the case may be, may extend the time for the performance of any of the obligations or other acts of Seller, Buyer, Sterling or Parent, respectively. Any agreement by the Parties to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such Parties by duly authorized officers.

     8.12 Other Agreements. It is agreed and understood that, prior to Closing, the Parties will, if necessary, draft separate agreements governing the transfer by Seller and its Subsidiaries to Buyer and its Affiliates of certain Assets located in specific countries.



                             ARTICLE 9

                    EMPLOYEE BENEFIT MATTERS
                    ------------------------

     9.1 Offer of Employment. Seller has provided to Buyer as of the date hereof a list of employees of Seller associated with the Equipment Product Lines or any of the Assets setting forth the status of such employees and their compensation, who will be full-time, active employees on the Closing Date, including those on temporary leave for jury duty, family and short-term medical leave, vacation or annual two-week military duty. Buyer shall provide to Seller at least 10 days prior to the Closing Date a list of such employees to whom Buyer or its Affiliates will offer employment (the "Employee List"). Seller shall use all reasonable efforts (which does not include the increase in any benefits under any employee benefit program, plan or arrangement) to cause such employees to accept Buyer's or its Affiliates' offers of employment. Reasonable efforts for the purpose of this Article shall mean communicating the benefits to such employees and the benefits set forth in this Article to encourage their employment with the Buyer. Reasonable efforts shall neither preclude the Seller from retaining those employees who do not accept employment offers from the Buyer; nor require the Seller to provide any payment or benefit which is not set forth in this Agreement. Prior to any employee's acceptance or rejection of an offer of employment from the Buyer, Seller shall not provide any incentive for any employee to remain in the employment of the Seller. Those employees who accept such offers of employment and become employees of the Buyer or its Affiliates prior to February 14, 1997 shall be referred to herein as "Transferred Employees". Employees listed on the Employee List who as of the Closing Date are on short term medical leave shall not be deemed Transferred Employees if they do not report for work within six (6) months of the commencement of such leave and shall remain the responsibility of Seller.

     9.2 Service Under Buyer's Plans. Except as otherwise provided in this Article 9, Transferred Employees shall not be credited for their service with Seller for purposes of participation, eligibility and vesting under the benefit plans and programs provided by Buyer or its Affiliates.

     9.3     Welfare Benefits.

            (a) On the date a Transferred Employee becomes an employee of the Buyer or its Affiliates as set forth in Section 9.01, (i) the Transferred Employee and his or her dependents that participate in any other "employee welfare benefit plan" (as defined by Section 3(1) of ERISA) that is maintained by Seller (collectively, the "Seller Welfare Plans") shall cease to do so and (ii) except as otherwise provided in Sections 9.03(c), 9.08 and 9.09, such Transferred Employee and dependents shall commence participation in any "employee welfare benefit plan" (as defined by Section 3(1) of ERISA) maintained by Buyer or its Affiliates for individuals employed by Buyer or its Affiliates (collectively, the "Buyer Welfare Plans") upon the satisfaction of any eligibility requirements as set forth in the Buyer Welfare Plan.

            (b) The Seller Welfare Plans shall not be liable for payment of claims incurred by eligible Transferred Employees, except as otherwise provided by this Section 9. The Seller Welfare Plans shall be liable for the payment of benefits to eligible Transferred Employees and their eligible dependents for expenses incurred under the Seller Welfare Plans prior to the date the Transferred Employees become employees of the Buyer or its Affiliates.

            (c) The Buyer Welfare Plan or Plans that provide medical, health and dental care benefits to Transferred Employees (collectively, the "Buyer Medical Plans") shall waive any coverage waiting period, pre-existing condition and actively-at-work requirements, and shall provide that any expenses incurred by a Transferred Employee (and his or her dependents) prior to the date the Transferred Employee becomes an employee of the Buyer or its Affiliates during the calendar year in which the Transferred Employees becomes an employee of the Buyer or its Affiliates shall be taken into account for purposes of satisfying the applicable deductible, coinsurance and maximum out-of-pocket provisions, and applicable annual and/or lifetime maximum benefit limitation of the Buyer Medical Plans. The Buyer Medical Plans shall require employee contributions at a rate that does not exceed the rate in effect for other individuals employed by Buyer.

            (d) The Buyer Welfare Plans shall be liable for the payment of claims of eligible Transferred Employees and their eligible dependents for expenses incurred under the Buyer Welfare Plans on or after the date the Transferred Employee becomes an employee of the Buyer or its Affiliates, notwithstanding the fact that any such expense may be related to another expense that was paid or is eligible for payment under the terms of any of the Seller Welfare Plans or was related to any treatment for any condition diagnosed or existing prior to the Closing Date.

            (e) The post-retirement welfare benefits for Transferred Employees who retire under the Seller Welfare Plans (as such plans exist when a Transferred Employee is eligible to receive post-retirement benefits under such Seller Welfare Plans and recognizing that the Seller Welfare Plans for post-retirement benefits may be amended, modified or terminated) and are eligible for such retirement benefits shall be the sole responsibility of Seller upon Transferred Employees' retirement from Buyer, and Seller shall allow all such Transferred Employees to elect to receive the post retirement welfare benefits from Seller after retirement from the Buyer. The Transferred Employees who can elect post-retirement welfare benefits from Seller shall not make any premium payments to Seller while employed by Buyer to continue to maintain the right to elect post-retirement benefits under any Seller Welfare Plan. Buyer shall provide primary medical and dental coverage to Transferred Employees while they are actively employed by Buyer. No service of a Transferred Employee with the Buyer shall be recognized under the Seller Welfare Plans.

     9.4 Pension Benefits. On the date a Transferred Employee becomes an employee of Buyer or its Affiliates as set forth in Section 9.01, (i) the Transferred Employee that participates in any "employee pension benefit plan" (as defined in Section 3(2) of ERISA) that is maintained by Seller (collectively, "Seller Pension Plans") shall cease to do so and (ii) such Transferred Employee shall commence participation in any "employee pension benefit plan" of Buyer or its Affiliates for individuals employed by Buyer of its Affiliates (collectively, "Buyer Pension Plans") upon the satisfaction of any eligibility requirements set forth in the Buyer Pension Plans.

     9.5 Workers' Compensation. With respect to Transferred Employees, Seller shall assume and be responsible for all liabilities in connection with all occurrences prior to the date the Transferred Employee becomes an employee of the Buyer or its Affiliates under workers' compensation laws. Buyer or its Affiliates shall assume and be responsible for all liabilities in connection with all occurrences on or after the date the Transferred Employee becomes an employee of the Buyer or its Affiliates by Transferred Employees under workers' compensation laws.

     9.6    Discharge of Employee Benefits Obligations.

            (a) Except for liabilities and claims to be assumed by Buyer under this Article 9, Seller shall discharge all liabilities to and claims of Transferred Employees or employees of Seller arising out of their employment with Seller including, but not limited to, claims arising out of any employee benefit plan maintained by Seller or for retiree medical benefits promised, provided or subsidized by Seller after the Closing Date (as such employee benefit plans of the Seller exist when claims are to be paid by Seller and recognizing that such employee benefit plans of the Seller may be amended, modified or terminated).

            (b)    Except for liabilities assumed by Seller under this
Article 9, Buyer or its Affiliates shall discharge all liabilities to and claims of Transferred Employees or employees of Buyer or its Affiliates arising out of their employment with Buyer or its Affiliates including, but not limited to, any claims arising out of any employee benefit plan maintained by Buyer or its Affiliates.

     9.7 Wage Reporting. Buyer and Seller will follow the "standard" IRS procedure (as outlined in Section 4 of Revenue Procedure 84-77, 1984-2 C.B. 753) with regards to reporting of wages on form W-2 and disposition of forms W-4 and W-5. Under the standard procedure, the predecessor performs all reporting duties for wages and other compensation it pays. The successor reports only its own payments of wages and other compensation. Also, Transferred Employees must provide the successor employer with new forms W-4 and W-5 for the current year. Both the predecessor and successor must provide the employees with form W-2 by January 31 of the next year. However, if requested by the employee, the predecessor must furnish the form W-2 within 30 days of the request or within 30 days after the final payment of wages, whichever is later. Additionally, the predecessor must retain on file all the forms W-4 and W-5 provided by its former employees.

     9.8 Vacation. Seller shall discharge its liability to any Transferred Employee for vacation accrued through the date a Transferred Employee's employment with the Seller terminates. With respect to a Transferred Employee, Buyer or its Affiliates shall credit all service recognized under Seller's vacation policy through a Transferred Employee's last day of employment with Seller in the calculation of the amount of vacation a Transferred Employee has accrued under Buyer's or its Affiliate's vacation policy.

     9.9 Severance. Seller shall discharge its liability to any Transferred Employee for severance benefits accrued through the date a Transferred Employee's employment with the Seller terminates. With respect to a Transferred Employee, Buyer or its Affiliates shall credit all service recognized under Seller's severance policy through a Transferred Employee's last day of employment with Seller in the calculation of the amount of severance benefit a Transferred Employee has accrued under Buyer's or its Affiliate's severance policy or program.

     9.10 Employee Rights. Nothing contained herein (a) shall confer upon any former, current or future employee of Seller or its Subsidiaries or Buyer or its Affiliates or any legal representative or beneficiary thereof any rights or remedies, including, without limitation, any right to employment or continued employment of any nature, for any specified period, or (b) shall cause the employment status of any former, present or future employee of Buyer or its Affiliates to be other than terminable at will.


                            ARTICLE 10

                             CONSENTS
                             --------


     10.1 Consents. The sale contemplated by this Agreement is conditional upon receipt prior to Closing of the approvals, consents, authorizations and waivers from Governmental Authorities and third parties that are required to consummate the sale contemplated by this Agreement, including, without limitation, an H-S-R Filing.

     10.2 Efforts. Each Party shall use its reasonable efforts to obtain all authorizations, consents, orders and approvals of, and to give all notices to and make all filings with, all Governmental Authorities and other third parties that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to this Agreement and other Related Documents, including, without limitation, the transfer the Assets to Buyer as contemplated by the Agreement, and each Party will cooperate fully with the other Parties in promptly seeking to obtain all such authorizations, consents, orders and approvals, giving such notices, and making such filings. The Parties acknowledge that time shall be of the essence in this Agreement and agree not to take any action that will have the effect of unreasonably delaying, impairing or impeding the receipt of any required authorizations, consents, orders or approvals.


                             ARTICLE 11

                              CLOSING
                              -------

     11.1 Place and Date of Closing. The closing of the transaction contemplated by this Agreement (the "Closing") shall take place at the offices of Bracewell and Patterson, L.L.P., in Houston, Texas at 10:00 am local time on November 25, 1996, or on the fifth business day following the fulfillment of the conditions stated in Article 12 of this Agreement, whichever shall later occur.

     11.2   Deliveries at Closing.  At the Closing, Buyer, Sterling or
Parent shall:

            (a) Deliver to Seller the cash in the amount of the Estimated Initial Inventory Value, a certificate representing the Buyer Common Stock, a certificate representing the Buyer Preferred Stock to be issued to Seller on the Closing Date pursuant to the Subscription Agreement and certificates representing the Parent Preferred Stock and the Parent Common Stock to be issued to Seller on the Closing Date pursuant to the Subscription Agreement.

            (b) Deliver to Seller a certificate of duly authorized officers of Buyer, Sterling and Parent confirming the accuracy on the Closing Date of the representations and warranties of Buyer, Sterling and Parent contained herein and in the Buyer Related Documents and the performance of the covenants contained herein.

            (c) Deliver to Seller a legal opinion of legal counsel to Buyer, Sterling and Parent, in form reasonably satisfactory to Seller's legal counsel.

            (d) If a Party thereto, execute and deliver the Subscription Agreement, the Intellectual Property Rights Agreement and the associated licenses described therein, substantially in the form attached hereto as Exhibit B (the "Intellectual Property Rights Agreement"), an Exclusive Film Supply Agreement substantially in the form attached hereto as Exhibit C (the "Film Supply Agreement"), a Laser Diode Supply Agreement substantially in the form attached hereto as Exhibit D (the "Laser Diode Supply Agreement"), an Exclusive Sales Agency Agreement in a form that is substantially in the form attached hereto as Exhibit E (the "Exclusive Sales Agency Agreement"), a Transitional Services Agreement substantially in the form attached hereto as Exhibit F regarding transitional services to be provided by Seller to Buyer and the removal and relocation of the Assets (the "Transitional Services Agreement"), and a Technology, Research and Development Agreement substantially in the form attached hereto as Exhibit G (the "Technology, Research and Development Agreement") and any other agreements contemplated in this Agreement and executed in connection with this Agreement or the transactions contemplated hereby (the documents specified in this Section 11.02(d) being collectively referred to as the "Buyer Related Documents").

            (e) Cause to be executed and delivered to Seller by the parties thereto other than Seller the Option Acquisition Agreement.

     11.3   Seller Deliveries At Closing.  At the Closing, Seller shall:

            (a) Deliver to Buyer, Sterling and Parent a certificate of a duly authorized officer of Seller confirming the accuracy on the Closing Date of the representations and warranties of Seller contained herein and in the Seller Related Documents and the performance of the covenants contained herein.

            (b) Deliver to Buyer, Sterling and Parent a legal opinion of Seller's legal counsel in form reasonably satisfactory to Buyer's legal counsel.

            (c) Execute or cause to be executed and deliver such assignments, bills of sale, endorsements, notices, consents, assurances and such other instruments of conveyance and transfer as counsel for Buyer shall reasonably request and as shall be effective to vest in Buyer good and marketable title to all of the Assets including, without limitation, a Bill of Sale in a form mutually agreeable to the Parties, the Intellectual Property Rights Agreement and associated assignments and licenses described therein, the Subscription Agreement, the Film Supply Agreement, the Laser Diode Supply Agreement, the Transitional Services Agreement, the Technology, Research and Development Agreement, the Option Acquisition Agreement and any other agreements contemplated in this Agreement and executed in connection with this Agreement or the transactions contemplated hereby (the documents specified in this Section 11.03(c) being collectively referred to as the "Seller Related Documents"). Simultaneously with the delivery of such Bill of Sale, Seller shall take all such steps as may be necessary to put Buyer in actual and exclusive possession and control of the Assets.


                            ARTICLE 12

                       CONDITIONS TO CLOSING
                       ---------------------

     12.1 Seller. The obligations of Seller to consummate the transactions contemplated by this Agreement are subject, at the option of Seller, to the satisfaction or waiver of the following conditions:

            (a) All representations and warranties of Buyer, Sterling and Parent contained in this Agreement and in the Buyer Related Documents shall be true and correct and all covenants contained in this Agreement (the breach of which, singly or in the aggregate, would be material) to be performed by Buyer, Sterling or Parent prior to Closing shall have been substantially performed;

            (b) As of the Closing, no order, writ, injunction, or decree shall have been entered and be in effect that restrains, enjoins or invalidates, or otherwise materially adversely affects the transactions contemplated by this Agreement and no action, suit or other proceeding shall be pending or threatened that has a reasonable likelihood of resulting in any such order, writ, injunction or decree;

             (c) Seller shall have received certified corporate resolutions in form and substance reasonably satisfactory to Seller, of the Board of Directors of Buyer, Sterling and Parent authorizing the execution and delivery of this Agreement and the Buyer Related Documents and the consummation of the transactions contemplated herein and therein;

            (d) Seller shall have received, in form and substance reasonably satisfactory to Seller, evidence of the existence and good standing of Buyer, Sterling and Parent under the laws of Delaware;

            (e) Seller shall have received the deliveries required under Section 11.02;

            (f) All consents and approvals of Governmental Authorities required under Article 10 shall have been obtained; and

            (g) Seller shall be reasonably satisfied with Buyer's Certificate of Designation with respect to the Buyer Preferred Stock.

     12.2 Buyer, Sterling and Parent. The obligations of Buyer, Sterling and Parent to consummate the transactions contemplated by this Agreement are subject, at the option of Buyer, Sterling and Parent to the satisfaction or waiver of the following conditions:

            (a) All representations and warranties of Seller contained in this Agreement and the Seller Related Documents shall be true and correct and all covenants contained in this Agreement (the breach of which, singly or in the aggregate, would be material) to be performed by Seller prior to Closing shall have been substantially performed;

            (b) As of the Closing, no order, writ, injunction or decree shall have been entered and be in effect that restrains, enjoins or invalidates, or otherwise materially adversely affects the transactions contemplated by this Agreement, and no action, suit or other proceeding shall be pending or threatened that has a reasonable likelihood of resulting in any such order, writ, injunction or decree;

            (c) Buyer shall have received certified corporate or other enabling resolutions, in form and substance reasonably satisfactory to Buyer and its counsel, of the Board of Directors of Seller, authorizing Seller to execute and deliver this Agreement and the Seller Related Documents and to consummate the transactions contemplated herein and therein;

            (d) Buyer shall have received copies of all consents and approvals of all Governmental Authorities or third parties, whether required contractually or by applicable law or otherwise, necessary for the execution, delivery and performance of this Agreement and the Seller Related Documents by Seller and the continued operation of the Equipment Product Lines and the transfer, ownership, operation and use of the Assets;

            (e) Buyer shall have received such releases, assignments, termination statements, consents, approvals or other documents or instruments required, in the reasonable judgment of Buyer, to release and terminate any Liens against any of the Assets;

             (f) All documents and instruments to be executed or delivered to Buyer, Sterling or Parent pursuant to Section 11.03 shall have been so executed or delivered;

            (g) Buyer shall have, through the exercise of its commercially reasonable efforts, arranged for the provision of its working capital needs on terms commercially reasonably acceptable for a like-situated entity;

            (h) The arrangements with respect to Buyer's use of the P-97 technology shall be satisfactory to Buyer in its sole discretion;

            (i) If and to the extent Buyer is to retain any obligations under that certain Sales/Distribution/Services Agreement dated March 16, 1992, between Seller and Picker International, Inc, as amended, Buyer shall be satisfied with the arrangements negotiated among Seller, Buyer and Picker International, Inc., regarding the assignment and modification thereof;

            (j) (i) The Seller's employees set forth on Schedule 12.02(j) or Seller's employees with skill sets equivalent to those employees set forth on Schedule 12.02(j) and acceptable to Buyer (collectively, the "Core Employees") shall have agreed to become employees of Buyer, Sterling or one of Sterling's Subsidiaries on the Closing Date or on a date that is designated by Buyer and that is within 60 days following the Closing Date or, (ii) to the extent any Core Employee does not agree to become an employee of Buyer, Sterling or one of Sterling's Subsidiaries, Seller shall have agreed to provide transitional services to fulfill such Core Employee's functions on terms that are satisfactory to the Parties; and

            (k) The Parties shall be reasonably satisfied with respect to all documents and arrangements relating to the transfer of any Assets and the employment of any employees located outside the United States;

            (l) Within five (5) business days after the date of this Agreement, Buyer shall provide Seller a written list of certain distribution agreements to which Seller or one of its Subsidiaries is a Party. Prior to Closing, all distribution agreements set forth on such list shall have been amended by Seller, if necessary, to be non-exclusive or alternatively, at Buyer's sole option, any exclusive agreements that cannot be amended by Seller will be retained by Seller, not assigned to Buyer and deleted from Schedule 2.01(e) of this Agreement;

            (m) Within five (5) business days after the receipt from Seller of the agreements listed in Schedule 12.02(m) of this Agreement, Buyer shall be reasonably satisfied that such agreements shall have terms and conditions similar to agreements, if any, previously reviewed by Buyer.

            (n) Within five (5) business days after the receipt from Seller of completed versions of Schedules 2.01(a) and 2.01(d) of this Agreement, Buyer shall be reasonably satisfied that the assets listed on such schedules are the assets that constitute the assets used primarily with respect to the Equipment Product Lines and the Inventory; and

            (o) Within five (5) business days after the receipt from Seller of completed versions of Schedules 1.29, 2.01(e), 2.02 and 4.07(b) of this Agreement, Buyer shall be reasonably satisfied with the form of the disclosures set forth thereon.


                            ARTICLE 13

                           POST CLOSING
                           ------------

     Seller, Buyer, Sterling and Parent agree that after the Closing Date:

     13.1 Receivables. In the event a payment is made to Buyer, Sterling or Parent on any Receivables retained by Seller, Buyer, Sterling or Parent, as the case may be, shall promptly forward to Seller the amount thereof. Buyer shall apply each customer payment received by Buyer to the reduction of such customer's outstanding balance by first applying such payments to the oldest outstanding invoice, unless the customer directs otherwise, unless such invoice is the subject of a good faith dispute, in which case such payments will be applied to the oldest invoice that is not the subject of such a dispute. Payments that the customer has directed to be applied to a specific invoice shall be applied to such invoice.

     13.2 Records. Upon the request of Buyer made within three years after the Closing Date, Seller shall promptly provide Buyer copies of (i) all records, books, files, ledgers, documents and correspondence, confidential and otherwise, in whatever form and wherever located, relating to the Equipment Product Lines, including, without limitation, all data and information relating to historical sales transactions, market information, sales aids, customer and supplier lists, capital expenditure plans and studies, maintenance and repair reports, accounting, health and safety records, financial records, plans and designs for capital and cost reduction projects and manufacturing, maintenance and quality control records, and (ii) all records, books, files, ledgers, documents and correspondence, confidential and otherwise, in whatever form and wherever located, relating to the Film Assets, including, without limitation, market information, all data and information relating to historical sales transactions, sales aids, and customer lists.

     13.3 Delivery of Transferred Employee Records. Seller shall deliver to Buyer all personnel records, including medical files required to be maintained by Seller pursuant to its records retention policy and which Seller is authorized to transfer, on the Transferred Employees who consent to such delivery in the event such consent is necessary under applicable law, as evidenced by a consent form delivered to Seller in form reasonably satisfactory to Seller.

     13.4 Cooperation in Litigation. After Closing, the Parties shall reasonably cooperate in the defense or prosecution of any litigation or proceeding instituted against or by any Party pertaining to any of the Assets or the Equipment Product Lines, excluding, however, any litigation between any of the Parties (including their Affiliates). Such cooperation shall include, but not be limited to, conferring with the attorneys or experts of any of the Parties during normal business hours at mutually convenient times and making available to any other Party's attorneys documents or copies of documents specific to any of the Assets or the Equipment Product Lines, and such cooperation shall include giving testimony voluntarily. Such cooperation shall not require the cooperating Party to be joined as a party in any such litigation. Each Party further agrees that it shall not voluntarily disclose to any third party, without the other Parties' consent, any information or documents received by it heretofore or hereafter from any other Party's attorneys in connection with the defense or prosecution of any litigation or proceedings. The requesting Party(ies) shall pay the out-of-pocket expenses of the cooperating Party and those expenses of the cooperating Party's employees and agents reasonably incurred in connection with providing such cooperation but shall not be responsible for paying any fees or for reimbursing the cooperating Party for the salaries or costs of fringe benefits or other similar expenses of the cooperating Party's employees and agents in connection with time spent providing such cooperation to the requesting Party(ies).

     13.5   Non Competition.

            (a) Except as provided in this Section 13.05, for six years after the Closing Date neither Seller nor any of its Subsidiaries shall, directly or indirectly, through equity ownership, contract or otherwise, engage in any business that competes in any part of the world with the Business of Parent; provided, however, that neither the foregoing prohibition nor anything else in this Agreement to the contrary shall prevent the Seller or any of its Subsidiaries from, (i) manufacturing, marketing or selling any products or services that are manufactured, marketed, sold or provided by Seller or any of its Subsidiaries for their own behalf immediately after the Closing (the "Existing Products") or from manufacturing, marketing or selling any enhancements or improvements of any Existing Products that are developed after the Closing Date, (ii) acquiring (by merger or otherwise) securities or assets of a business if the gross revenue of such acquired business that is attributable to a business that competes in any part of the world with the Business of Parent constitutes less than 10% of the total gross revenues of such acquired business (or if greater than 10%, such portion over 10% is disposed of by Seller within six (6) months after such acquisition), (iii) engaging anywhere in the world in the activities listed on Schedule 13.05, or (iv) manufacturing, marketing or selling any product resulting from a technology with respect to which Buyer has waived its rights pursuant to the Technology, Research and Development Agreement.

            (b) The Parties acknowledge and agree that the restrictions contained in this Section 13.05 are fair and reasonable and necessary to accomplish the full transfer of the technology and other intangible assets contemplated hereby and the licensing to Buyer of exclusive rights to technology and other Intellectual Property Rights. If, at the time of enforcement of any provision of this Section 13.05, a court or other tribunal shall hold that the restrictions therein are unreasonable or unenforceable under circumstances then existing, the Parties agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area.

            (c) The Parties agree that in the event of any breach by Seller or any of its Subsidiaries of any of the provisions of this Section 13.05, money damages would be inadequate and Buyer, Sterling and Parent would have no adequate remedy at law. Accordingly, notwithstanding anything to the contrary contained in this Agreement, the Parties agree that Buyer, Sterling and Parent, or any of them, shall have the right, in addition to any other rights and the obligations under this Section 13.05, to seek an adequate remedy for such breach, not only by an action for damages but also by an action or actions for specific performance, injunction and/or other equitable relief in order to enforce or prevent any violations (whether anticipatory, continuing or future) of the provisions of this Section 13.05.

     13.6 Buyer Debt. After the Closing and for so long as Seller owns any equity interest in the Buyer, Buyer shall not incur any debt for borrowed money other than (i) pursuant to an working capital line of credit in an amount up to $30,000,000, which shall contain reasonable and customary terms and conditions, shall be secured by Buyer's accounts receivable and inventory, shall provide for borrowings, repayments and reborrowings from time to time as required in connection with the operation of Buyer's business, shall be limited in amount to customary percentages of account receivables and inventory securing such line of credit and shall be provided by a financial institution or an Affiliate of Buyer, (ii) other loans or credit facilities to be provided by Affiliates of Buyer in the discretion of such Affiliates and Buyer, which shall be repaid on a pari passu basis with cash payments on the Buyer Preferred Stock and (iii) other loans and credit facilities satisfactory to Buyer and Seller. To the extent Buyer's working capital needs exceed $30,000,000, the Parties agree to meet and discuss in good faith possible modifications to the foregoing limitations.

     13.7   Confidentiality.

            (a) In addition to any obligations of confidentiality pursuant to other agreements between the Parties or Affiliates of the Parties, without the prior written consent of the other Party, each Party shall hold in confidence and not disclose to any third party (i) any confidential information received by it from the other Party, and (ii) the specific terms, conditions and information contained in this Agreement and any of the Related Documents (collectively, "Confidential Material").

            (b) Each Party agrees that it shall only use the Confidential Material for the purposes of carrying out the transactions contemplated by this Agreement and the Related Documents.

            (c) For the purposes of this Agreement, Confidential Material shall not include information:

               (i) that is or becomes part of the public domain or is otherwise generally available to the public other than through breach of this Agreement or the Related Documents or through the fault of the receiving Party;

               (ii) that is or becomes available to the other Party, from an unaffiliated source, which source has no obligation of secrecy to either Party;

               (iii) that is disclosed (a) in any SEC filing; or (b) that is required to be disclosed by law or governmental regulation or order or upon the advice of counsel, provided that the Party disclosing such information shall give the other parties to this Agreement reasonable advance notice of such disclosure; or

               (iv) that the Parties mutually agree in writing to disclose.

            (d) The foregoing obligation of confidentiality shall be effective from the date of this Agreement and continuing for a period of six (6) years following the termination of the last to terminate of this Agreement or the Related Documents.

            (e) The Parties agree that in the event of any breach by either Party of any of the provisions of this Section 8.01, money damages would be inadequate and that the non-breaching Party would have no adequate remedy at law. Accordingly, notwithstanding anything to the contrary contained in this Agreement, the Parties agree that the Parties shall have the right, in addition to any other rights and the obligations under this
Section 8.01, to seek an adequate remedy for such breach, not only by an action for damages but also by an action or actions for specific performance, injunction and/or other equitable relief in order to enforce or prevent any violations (whether anticipatory, continuing or future) of the provisions of this Section 8.01.


                           ARTICLE 14

                         BULK SALES ACT
                         --------------


     Buyer, Sterling and Parent hereby waive compliance by Seller with the requirements of any and all laws relating to bulk sales and transfers; and as consideration for such waiver by Buyer, Sterling and Parent, Seller agrees to indemnify the Buyer Indemnified Parties pursuant to Article 7 for any Losses to the Buyer Indemnified Parties resulting from any claim by any creditors of Seller under any such law.


                           ARTICLE 15

       SURVIVAL, REMEDIES AND PROCEDURE FOR INDEMNIFICATION
       ----------------------------------------------------

     15.1   Period for Taking Action.

            (a) Except as provided in this Section 15.01(a), the representations and warranties of the Parties contained herein and of the Parties in the Related Documents shall survive the Closing for so long as claims for breach thereof may be made under applicable statutes of limitations. Notwithstanding anything in this Section 15.01(a) to the contrary, (i) claims against Seller for breach of any of its representations and warranties in Article 4 other than those in Sections 4.03, 4.05 and 4.13 must be made within two years after the Closing Date, claims against Seller for breach of any of its representations and warranties in Section 4.13 must be made within three years after the Closing Date and claims against Seller for breach of any of its representations and warranties in Sections 4.03 and 4.05 may be made at any time, and (ii) claims against Buyer, Sterling or Parent for breach of any of their respective representations and warranties in Article 5 other than those in Sections 5.01(b) and (d)(i), 5.02(b) and 5.03(b) and (d)(i) must be made within two years after the Closing Date and claims against Buyer, Sterling or Parent for breach of any of their representations and warranties in 5.01(b) and (d)(i), 5.02(b) and 5.03(b) and (d)(i) may be made at any time. The foregoing limitations shall not apply to any representations or warranties contained in any of the Related Documents.

            (b) Any ongoing claims, actions or demands commenced prior to expiration of the claim period set forth in Section 15.01(a) for breach of representation or warranty may be pursued to conclusion and such representation or warranty shall not expire with respect to such claims even if final disposition of such matter occurs after the claim period has elapsed.

     15.2 Claims. Subject to the limitations set forth in Section 15.03, the indemnification by an indemnifying Party under Articles 6 or 7 for breach of a representation or warranty shall be limited to such Losses that exceed $25,000 on an individual claim for indemnification, and exceed $250,000 in the aggregate for all claims made for indemnification by the indemnified Party (the "Indemnifier's Basket"). If the Losses for breaches of representations or warranties claimed exceed the $250,000 Indemnifier's Basket, the indemnified Party shall be entitled to recover all the Losses within the Indemnifier's Basket. These limitations shall not apply to indemnification claims that are not claims for breach of a representation or warranty.

     15.3 Limit. Buyer, Sterling and Parent shall not be required to indemnify the Seller Indemnified Parties for breach of a representation or warranty pursuant to Article 6 and Seller shall not be required to indemnify the Buyer Indemnified Parties for breach of a representation or warranty pursuant to Article 7 for Losses which exceed $10,000,000, in the aggregate, provided that such limitation shall not apply to Losses arising from breaches of Seller's covenants in Section 13.05, Seller's indemnification obligations pursuant to Article 14, Excluded Liabilities, Assumed Liabilities or other indemnification claims that are not claims for breach of representation or warranty.

     15.4 Not a Release of Other Obligations. Notwithstanding the limitations in this Article 15, such limits are not intended to terminate or in any way modify or reduce the obligation of Seller to be responsible for the payment of all of and performance of all of its obligations relating to Excluded Liabilities or arising under Seller Related Documents and the obligations of Buyer, Sterling and Parent to be responsible for the payment of all of and performance of all of their obligations relating to Assumed Liabilities or arising under the Buyer Related Documents.

     15.5 Procedure. The Person or entity claiming indemnification hereunder (the "Indemnified Party") shall give prompt written notice to the Party against which indemnification is claimed (the "Indemnifying Party") of each claim for indemnification hereunder specifying that indemnification is sought pursuant to this Agreement, the amount (to the extent known), and the nature of and event giving rise to the claim. In the event such indemnification claim is the result of a claim by a third party (a "Third Party Claim"), the Indemnifying Party shall have the right to control, at the expense of the Indemnifying Party, the defense of any such matter or its settlement, or the Indemnifying Party may authorize the Indemnified Party to take over the defense of such matter for the account of and at the risk of the Indemnifying Party so long as such defense is expeditious. Failure to give timely notice of a matter which may give rise to an indemnification claim shall not affect the rights of the Indemnified Party to collect such claim from the Indemnifying Party except to the extent such failure to so notify materially adversely affects the Indemnifying Party's ability to defend the Third Party Claim giving rise to such indemnification claim. No Indemnifying Party, in the defense of any Third Party Claim, shall, except with the consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed, consent to entry of any judgment or enter into any settlement of such Third Party Claim.


                           ARTICLE 16

                       RIGHT OF TERMINATION
                       --------------------

     16.1 Grounds for Termination. Notwithstanding any other provision of this Agreement to the contrary, this Agreement may be terminated and abandoned:

            (a) at any time prior to the Closing by Buyer, Parent, Sterling and Seller in a written agreement executed by Buyer Parent, Sterling and Seller;

            (b) by either (1) Buyer, Parent or Sterling, or (2) Seller, pursuant to written notice to the other Parties, if the Closing shall not have occurred by 11:59 p.m. (Wilmington, Delaware time) on December 15, 1996 (the "Termination Date"), or such other date as the Parties shall have agreed in writing to be the Termination Date.

     16.2 Effects of Termination. If this Agreement is terminated as permitted by Section 16.01, such termination shall be without liability to any Party hereto, except that if this Agreement is terminated pursuant to
Section 16.01 (b) due to a breach of this Agreement by a Party, such Party shall remain liable for any and all damages arising from such breach.

                            ARTICLE 17

                          MISCELLANEOUS
                          -------------

     17.1 Press Release. Buyer, Sterling, Parent and Seller shall each be at liberty to issue a press release or public announcement following execution and delivery of this Agreement with respect to the transactions contemplated by this Agreement with the prior written consent of the other Parties, such consent not to be unreasonably withheld, and the Parties shall consult each other in advance on the form and content of such releases or announcements. Notwithstanding the foregoing, a Party may issue a press release or public announcement with respect to the transactions contemplated hereby without the prior written consent of the other Parties to the extent required by applicable law and shall give the other Parties notice thereof and an opportunity to comment thereon.

     17.2 Fees. Except as otherwise specifically provided herein, the Parties shall pay their own expenses including attorney's fees, incident to the preparation and performance of this Agreement and the Related
Documents, whether or not the transactions contemplated herein or therein are consummated.

     17.3 Amendments. This Agreement shall not be amended or modified except in writing, signed by the Parties.

17.4Successors. No Party shall assign, convey, transfer or otherwise dispose of all or any portion of its rights and obligations under this Agreement or any other document or instrument executed and delivered in connection herewith without the prior written consent of the other Parties, which consent shall not be unreasonably withheld; provided, however, that at and after the Closing Date, Buyer, Sterling or Parent may assign, convey, transfer or otherwise dispose (subject to the performance obligations of Buyer, Sterling or Parent, as the case may be) of all or any portion of their respective interests in, or their respective rights and obligations under, this Agreement and such other documents and instruments to any financial institution (acting on its own behalf or as agent for one or more financial institutions) financing or refinancing the transactions contemplated hereby or otherwise extending credit to Buyer or any of its Affiliates; and provided further, that upon the foreclosure, sale in lieu of foreclosure, deed in lieu of foreclosure, or deed of the Assets or a substantial portion thereof by or to any such financial institution, any of its Affiliates, or any other Person, the representations, warranties and covenants of Seller contained herein and in such other documents and instruments shall inure to the benefit of and shall be enforceable by such financial institution, Affiliate or other Person (subject to the due performance of all obligations of Buyer, Sterling or Parent, as the case may be) and subject to any defense, estoppel, waiver, setoff or claim which Seller may have with respect to Buyer, Sterling or Parent (arising before or after such assignment or foreclosure)). Any assignment, conveyance, transfer or other disposition made or attempted in violation of this
Section 17.04 shall be void and of no effect. Notwithstanding an assignment by Buyer, Parent or Sterling of all or any portion of their respective interests in, or their respective rights and obligations under, this Agreement to any financial institution or in connection with a foreclosure, sale in lieu of foreclosure, deed in lieu of foreclosure, or deed of the Assets or a substantial portion thereof by or to any such financial institution, Seller shall be entitled to look to Buyer, Sterling or Parent, as the case may be, for all purposes hereunder until such time, and this Agreement and the other Related Agreements can be amended, modified or waived by agreement among the Parties (without the concurrence of the assignee) unless and until, Seller has received a written notice of default from the assignee of such interests, rights and obligations. Notwithstanding anything in this Agreement to the contrary, (i) Buyer, Sterling or Parent may assign their respective rights and obligations under this Agreement to (a) Parent or any of its Subsidiaries except Direct Radiography Corp., or (b) to any person who acquires substantially all the assets of Parent, Sterling or Buyer, and (ii) Seller may assign its rights or obligations under this Agreement to any Person who acquires substantially all the assets of Seller related to the Products covered in the Film Supply Agreement.

            Notwithstanding any provision in this Section 17.04 to the contrary, Seller shall remain liable for and with respect to all obligations of Seller hereunder after any assignment by Seller or any permitted assign of all or any portion of Seller's interest in this Agreement or such other documents and instruments or its rights and obligations hereunder or thereunder, and Buyer, Sterling and Parent shall remain liable for and with respect to all obligations of Buyer, Sterling and Parent hereunder after any assignment by Buyer, Sterling or Parent or any permitted assign of all or any portion of its interest in this Agreement or such other documents and instruments or its rights and obligations hereunder or thereunder.

            Except as set forth in this Section 17.04, and except to the extent that the Buyer Indemnified Parties and the Seller Indemnified Parties shall be entitled to the benefits of the indemnities set forth herein, no Person not a party to this Agreement shall have any rights under this Agreement as a third-party beneficiary or otherwise.


     17.5 Non-Waiver of Remedy. The failure of any Party to insist, in any one or more instances, upon the strict performance of any of the terms, conditions or covenants of this Agreement shall not be construed as a waiver or relinquishment for the future of such term, condition or covenant. A receipt by Seller, Buyer, Sterling or Parent of any money with knowledge of the breach of any term, condition or covenant of this Agreement, shall not be deemed a waiver of such breach, and no waiver, change, modification or discharge by any Party hereto of any provision in this Agreement shall be deemed to have been made or shall be effective unless expressed in writing and signed by all Parties. In addition to the other remedies provided in this Agreement, the Parties shall be entitled to the restraint by injunction of the violation, or attempted or threatened violation of any of the terms, conditions or covenants of this Agreement, or to a decree compelling performance of any of such term, condition or covenant.

     17.6 Notices. All notices, consents, requests and approvals, any notice of change in address for the purpose of this Agreement, and other communications provided for or required herein, shall be deemed validly given, made or served, if in writing, and delivered (a) on the day given if served personally, (b) two days following if sent by telecopy to the facsimile number indicated below with a confirmatory notice by delivery to a nationally-recognized express delivery service with instructions and payment for overnight delivery to the address set forth below; or (c) three days following if sent by U.S. Certified Mail, postage prepaid:

            If to Seller, addressed to:

               Polaroid Corporation
               549 Technology Square
               Cambridge, Massachusetts 02139
               Attention: General Counsel
               Facsimile Number: 617-386-6441

            And if to Buyer, Sterling or Parent

               addressed to:

               Sterling Diagnostic Imaging, Inc.
               Glasgow Business Community
               Building 600, Mailbox 620, P. O. Box 6101
               Newark, Delaware 19714-6101
               Attention: Chief Operating Officer
               Facsimile Number: (302) 451-0588
               or delivered to:

               Sterling Diagnostic Imaging, Inc.
               Glasgow Business Community
               Building 600, Room 116
               Routes 896 and 40
               Glasgow, Delaware 19702
               Attention: Chief Operating Officer

            With a Copy to:

               Sterling Dry Imaging Systems, Inc.
               Glasgow Business Community
               Building 600, Mailbox 620, P. O. Box 6101
               Newark, Delaware 19714-6101
               Attention: General Counsel
               Facsimile Number: (302) 451-9598

     17.7 Governing Law and Jurisdiction. The validity, interpretation and performance of this Agreement and any dispute connected herewith shall be governed by and construed according to the laws of the United States of America and the State of Delaware, without regard to principles of conflicts of law. IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OF THE OTHER RELATED DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY AND BY THE OTHER RELATED DOCUMENTS, EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE AND THE COURTS OF THE STATE OF DELAWARE, AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION, OR PROCEEDING BROUGHT IN ANY SUCH COURT OR THAT ANY SUCH COURT IS AN INCONVENIENT FORUM. EACH PARTY FURTHER AGREES THAT ANY SUMMONS AND COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH DELAWARE SUIT, ACTION, OR PROCEEDING MAY BE EFFECTIVELY SERVED UPON IT BY THE DELIVERY THEREOF TO SUCH PARTY IN THE SAME MANNER AS PROVIDED IN THIS AGREEMENT FOR THE GIVING OF NOTICE TO SUCH PARTY, AND SUCH SUMMONS AND COMPLAINT OR OTHER LEGAL PROCESS SHALL BE DEEMED EFFECTIVELY SERVED AT THE TIME AT WHICH NOTICE THEREOF WOULD BE DEEMED GIVEN UNDER THIS AGREEMENT. IN ADDITION, EACH PARTY AGREES NOT TO BRING ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY JURISDICTION EXCEPT DELAWARE AND, THEREFORE, EACH PARTY AGREES THAT IF ANY SUCH SUIT, ACTION, OR PROCEEDING SHALL BE BROUGHT IN ANY SUCH OTHER JURISDICTION, IT SHALL BE SUBJECT TO DISMISSAL FOR HAVING BEEN BROUGHT IN AN INAPPROPRIATE JURISDICTION CONTRARY TO THE PROVISIONS OF THIS SECTION, WHICH ARE IRREVOCABLE.

     17.8 Limitations on Damages. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, IN NO EVENT SHALL ANY PARTY BE LIABLE FOR SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES OF THE OTHER PARTIES (INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION OR ANY OTHER LOSS), WHETHER OR NOT CAUSED BY OR RESULTING FROM THE ACTIONS OF SUCH PARTY, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.


     17.9 Schedules and Exhibits. All Schedules and Exhibits referred to herein are hereby incorporated in this Agreement by reference.

     17.10 Further Assurances. Each Party hereto shall, at any time and from time to time after the date hereof, upon the reasonable request by the other Parties hereto and without further consideration, execute and deliver such instruments of transfer or other documents and take such further action as may be reasonably required to perfect any undertaking or consummate or implement the transactions contemplated by this Agreement.

     17.11 Entire Agreement. This Agreement and the Related Documents constitute the full understanding of the Parties, a complete allocation of risks between them and a complete and exclusive statement of the terms and conditions of their agreement relating to the subject matter hereof and thereof and supersedes any and all prior agreements, whether written or oral, that may exist between the Parties with respect thereto. Except as otherwise specifically provided in this Agreement or in the Related Documents, no conditions, usage of trade, course of dealing or performance, understanding or agreement purporting to modify, vary, explain or supplement the terms or conditions of this Agreement, shall be binding unless made in accordance with Section 17.03 of this Agreement.

     17.12 Modification and Severability. If a court of competent jurisdiction declares that any provision of this Agreement is illegal, invalid or unenforceable, then such provision shall be modified automatically to the extent necessary to make such provision fully enforceable. If such court does not modify any such provision as contemplated herein, but instead declares it to be wholly illegal, invalid or unenforceable, then such provision shall be severed from this Agreement, and such declaration shall in no way affect the legality, validity and enforceability of the other provisions of this Agreement to which such declaration does not relate. In this event, this Agreement shall be construed as if it did not contain the particular provision held to be illegal, invalid or unenforceable, the rights and obligations of the parties hereto shall be construed and enforced accordingly, and this Agreement otherwise shall remain in full force and effect.

     17.13 Definition of Knowledge. Where any statement in this Agreement made by any Party is qualified by any reference to "knowledge" of such Party, such qualification means that such Party has made due inquiry and investigation into the subject matter of the representation or statement being made and, if applicable, into the business, affairs and operations of any applicable entity, and such Party has no reason to believe that the representations and statements so qualified are untrue.

     17.14 Headings. The various headings used in this Agreement are for convenience only and are not to be used in interpreting the text of the
Article in which they appear or to which they relate.

     17.15 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument.

            The Parties hereto have caused this Agreement to be executed as of the date and year first above written.

                              POLAROID CORPORATION

                              By: /s/ William J. O'Neill, Jr.
                                  ---------------------------------
                              Name:   William J. O'Neill, Jr.
                                   --------------------------------
                              Title:  Executive Vice President and
                                      Chief Executive Officer
                                    -------------------------------





                              STERLING DIAGNOSTIC IMAGING, INC.



                              By: /s/ G. Rodney Wolford
                                 ----------------------------------
                              Name:   G. Rodney Wolford
                                   --------------------------------
                              Title: President and CEO
                                    -------------------------------



                              SDI HOLDING CORP.



                              By: /s/ G. Rodney Wolford
                                 ----------------------------------
                              Name:   G. Rodney Wolford
                                   --------------------------------
                              Title: President and CEO
                                    -------------------------------



                              STERLING DRY IMAGING SYSTEMS, INC.



                              By: /s/ G. Rodney Wolford
                                 ----------------------------------
                              Name:   G. Rodney Wolford
                                   --------------------------------
                              Title: President and CEO
                                    -------------------------------

               List Of Omitted Schedules And Exhibits
                  To Purchase And Sale Agreement
                     Dated October 30, 1996,
              Among Polaroid Corporation, SDI Holding Corp.,
 Sterling Diagnostic Imaging, Inc. And Sterling Dry Imaging Systems, Inc.



1. Schedules required under the Purchase and Sale Agreement upon completion of the sales transaction on November 26, 1996.

        Schedule 1.29(a)        U.S. Equipment Permits
        Schedule 1.29(b)        International Equipment Permits
        Schedule 2.01(a)        U.S. Equipment Machinery and Equipment
        Schedule 2.01(b)        U.S. Off-site Items
        Schedule 2.01(d)        U.S. Inventory
        Schedule 2.01(e)        U.S. Rights and Obligations
        Schedule 2.02           Film Assets
        Schedule 2.03(a)        International Equipment Machinery
                                   and Equipment
        Schedule 2.03(b)        International Off-site Items
        Schedule 2.03(d)        International Inventory
        Schedule 2.03(e)        International Rights and Obligations
        Schedule 4.04           Litigation and Investigations
        Schedule 4.05           Liens
        Schedule 4.07(b)        Compliance with Laws; Governmental Consents
        Schedule 4.10           Completeness of Assets
        Schedule 5.01(f)(i)     Buyer's Proceedings
        Schedule 5.02(d)(ii)    Liens
        Schedule 5.02(e)(i)     Sterling's Proceedings
        Schedule 5.02(e)(ii)    Governmental Consents
        Schedule 5.03(c)(i)     Stockholders with Greater than 5% Ownership
        Schedule 5.03(c)(ii)    Outstanding Options
        Schedule 5.03(f)(i)     Parent's Proceedings
        Schedule 12.02(j)       Core Employees
        Schedule 12.02(m)       Contracts to be Reviewed by Buyer
        Schedule 13.05          Permitted Competition


2. Exhibits to the Purchase and Sale Agreement upon completion of the sales transaction on November 26, 1996.

        Exhibit A           Subscription Agreement
        Exhibit B           Intellectual Property Rights Agreement
        Exhibit C           Film Supply Agreement
        Exhibit D           Laser Diode Supply Agreement
        Exhibit E           Exclusive Sales Agency Agreement
        Exhibit F           Transitional Services Agreement
        Exhibit G           Technology, Research and Development Agreement


The Registrant hereby agrees to furnish supplementally a copy of any of the foregoing to the Commission upon request in accordance with Item 601(b)(2) of Regulation S-K